Exhibit 3.1

ONE MISSION : ONE ENERGY : NEWENERGY

Dated 10 January 2006

Constitution of
Mission NewEnergy Limited

Contents

Introduction		8

1.	Replaceable rules excluded	8

2.	Definitions and interpretation	8

Appointment of directors		10

3.	Number of directors	10

4.	Directors' qualifications	10

5.	Election of directors	10

6.	Nomination for election	11

7.	Election procedure – directors	11

Appointment of directors between AGMs		12

8.	Casual vacancies and additional directors	12

9.	Insufficient directors	12

Alternate directors		12

10.	Appointment	12

11.	Rights and powers of alternate director	12

12.	Suspension or revocation of appointment	12

13.	Form of appointment, suspension or revocation	13

14.	Termination of appointment	13

15.	Power to act as alternate for more than 1 director	13

Powers of directors		13

16.	Validation of acts of directors and secretaries	13

17.	General business management	13

18.	Borrowing powers	14

19.	Appointment of attorney	14

20.	Negotiable instruments	14

21.	Delegation	14

22.	Committee of directors	14

Managing Director and Executive Officers		15

23.	Power to appoint	15

24.	Qualifications	15

25.	Powers	15

26.	Withdrawal of appointment or powers	15

27.	Remuneration of Managing Director and Executive Officer	15

28.	Temporary appointments	15

Removal and resignation of directors		16

29.	Removal of directors	16

30.	Resignation of director	16

31.	Vacation of office of director	16

Directors' interests		16

32.	Prohibition on being present or voting	16

33.	Director to disclose interests	16

34.	Standing notice of interest	17

35.	Other directorships and shareholdings	17

36.	Operation of Listing Rules	18

37.	Notification to ASX of material contracts	18

Remuneration of directors		18

38.	Payment of remuneration	18

39.	Payment of expenses	18

40.	Information about directors' remuneration	18

41.	Payment for extra services	18

42.	Increases in remuneration	19

43.	Cancellation, suspension, reduction or postponement	19

44.	Effect of cessation of office	19

45.	Payment of superannuation contributions	19

46.	Financial benefit	20

Secretary		20

47.	Appointment of secretary	20

48.	Terms of office of secretary	20

Indemnity and insurance		20

49.	Indemnity	20

50.	Insurance	22

51.	Director voting on contract of indemnity or insurance	22

52.	Liability	22

53.	Meaning of "officer"	22

Inspection of records		22

54.	Rights of inspection	22

55.	Confidential information	23

Directors' meetings		23

56.	Circulating resolutions	23

57.	Meetings of directors	23

58.	Calling directors' meetings	23

59.	Notice of meeting	23

60.	Waiver of notice	24

61.	Technology meeting of directors	24

62.	Chairing directors' meetings	24

63.	Quorum	25

64.	Passing of directors' resolutions	25

65.	Restriction on voting	25

Meetings of members		25

66.	Circulating resolutions	25

67.	Calling of general meeting	25

68.	Amount of notice of meeting	26

69.	Persons entitled to notice of general meeting	26

70.	Notice upon transmission	26

71.	How notice is given	26

72.	When notice is given	27

73.	Period of notice	27

74.	Contents of notice	28

75.	Constructive notice	28

76.	Notice of adjourned meeting	28

77.	Accidental omission to give notice	28

78.	Cancellation of general meeting	29

79.	Postponement of general meeting	29

80.	Technology	30

81.	Quorum	30

82.	Chair at general meetings	30

83.	Business at adjourned meetings	31

Proxies and body corporate representatives		31

84.	Who can appoint a proxy	31

85.	Rights of proxies	32

86.	When proxy form must be sent to all members	32

87.	Appointing a proxy	32

88.	Form of proxy sent out by Company	33

89.	Receipt of proxy documents	34

90.	Validity of proxy vote	35

91.	Body corporate representative	35

92.	Attorney of member	35

Voting at meetings of members		36

93.	How many votes a member has	36

94.	Voting disqualification	36

95.	Jointly held shares	36

96.	Objections to right to vote	37

97.	Votes need not all be cast in the same way	37

98.	How voting is carried out	37

99.	Matters on which a poll may be demanded	37

100.	When a poll is effectively demanded	37

101.	When and how polls must be taken	38

102.	Chair does not have a casting vote	38

103.	Voting rights of persons entitled under transmission rule	38

Annual general meeting		38

104.	Business of an annual general meeting	38

105.	Resolutions proposed by members	39

Meetings of members holding shares in a class		39

106.	Variation of class rights	39

Minutes		40

107.	Minutes to be kept	40

Accounts, audit and records		40

108.	Accounts	40

109.	Audit	41

Shares		41

110.	Control of issue of shares	41

111.	Ordinary shares	41

112.	Conversion of shares	42

113.	Calls on partly-paid shares	42

114.	Right to lien	44

115.	Imposition of a liability	45

116.	Sale of shares the subject of lien	46

117.	Surrender of shares	46

118.	Power to capitalise and issue debentures to members	46

119.	Joint holders	47

Obligations in relation to CHESS		47

120.	Complying with ASTC Settlement Rules	47

121.	Registers to be kept	47

Dividends and reserves		48

122.	Source of dividends	48

123.	Determination of dividends	48

124.	Power to employ reserves	48

125.	Crediting of dividends	49

126.	Dividends where different classes of shares	49

127.	Deductions from dividends	49

128.	Unclaimed dividends	49

129.	Entitlement to dividends	49

130.	Payment of dividends on transmission	50

131.	Payment of dividends by asset distribution	50

132.	Manner of payment of dividends	50

133.	Power to make concurrent call	50

134.	Dividend reinvestment, bonus share and employee incentive plans	50

Transactions affecting share capital		51

135.	Brokerage or commission	51

Title to and transfer of shares		52

136.	Entitlement to share and option certificates or statement of holdings and CHESS statements	52

137.	Issuer sponsored holding statements	53

138.	Replacement of certificates	53

139.	Recognition of ownership	53

140.	Participation in transfer schemes	54

141.	Right to transfer	54

142.	Holding Lock	54

143.	No documentary evidence required	55

144.	Refusal to register a transfer	55

145.	Transfer documents and processing	55

146.	Fees for registration	56

147.	Period of closure of Register	56

148.	Unmarketable parcels	56

149.	Transmission of shares	58

150.	Procedure for forfeiture	59

151.	Transfer of forfeited share	60

Execution of documents		60

152.	Common seal	60

153.	Share seal	60

154.	Use of common seal	60

155.	Execution of documents without common seal	61

156.	Execution of document as a deed	61

157.	Execution – general	61

Inadvertent omissions		61

158.	Formalities omitted	61

Notices		61

159.	Notices other than notices of meeting	61

Winding up		61

160.	Shareholders' rights on distribution of assets	61

161.	Remuneration of liquidator	62

Partial takeovers		62

162.	Partial takeovers	62

Listing Rules		63

163.	Restricted Securities	63

164.	Paramount effect of Listing Rules	64

Corporations Act 2001

Public company listed

Constitution

of

Mission NewEnergy Limited

Introduction

1.	Replaceable rules excluded

1.1	The replaceable rules contained in the Act do not apply to the Company.

2.	Definitions and interpretation

2.1	Definitions

In this constitution:

(1)	Act means the Corporations Act 2001 and includes any amendment or re-enactment of it or any legislation passed in substitution for it;

(2)	ASTC means ASX Settlement and Transfer Corporation Pty Ltd ACN 008 504 532;

(3)	ASTC Settlement Rules means the operating rules of ASTC for the purposes of the Act;

(4)	ASX means Australian Stock Exchange Limited ABN 98 008 624 691;

(5)	auditor means any person appointed for the time being to perform the duties of an auditor of the Company;

(6)	business day has the meaning given to that term in the Listing Rules;

(7)	Certificated Subregister means that part of the Register that records certificated holdings of securities of the Company;

(8)	CHESS means the Clearing House Electronic Subregister System established and operated by ASTC for:

(a)	the clearing and settlement of transactions in CHESS Approved Securities;

(b)	the transfer of securities; and

(c)	the registration of transfers;

(9)	CHESS Approved Securities means securities for which CHESS approval has been given in accordance with the ASTC Settlement Rules;

(10)	CHESS Holding means the holding of securities on CHESS;

(11)	Company means Mission NewEnergy Limited ACN 117 065 719;

(12)	directors means the directors for the time being of the Company or the directors assembled as a board;

(13)	dividend includes bonus issues;

(14)	Executive Officer means a director in full-time employment of the Company or any subsidiary or related body corporate other than a Managing Director;

(15)
Holding Lock means a facility that, in accordance with the ASTC Settlement Rules, prevents securities being deducted from, or entered into, a holding pursuant to a transfer or conversion (that is a transfer of securities from a CHESS Holding or to any other holding or from any holding to a CHESS Holding or a movement from a holding on 1 subregister to a holding on another subregister without any change in legal ownership);

(16)
Issuer Sponsored Subregister means that part of the Register for a class of the Company's CHESS Approved Securities that is administered by the Company (and not by ASTC) and that records uncertificated holdings of securities;

(17)
Listing Rules means the listing rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List, each as amended or replaced from time to time, except to the extent of any express waiver by ASX;

(18)	Managing Director means any person appointed to perform the duties of Managing Director of the Company;

(19)	member, shareholder or holder means any person entered in the Register as a member for the time being of the Company;

(20)	member present means a member present at any general meeting of the Company in person or by proxy or attorney or, in the case of a body corporate, by a duly appointed representative;

(21)	month means calendar month;

(22)	Official List means the official list of entities that ASX has admitted and not removed;

(23)	proper ASTC transfer has the same meaning as in the Regulations under Part 7.11 Division 4 of the Act;

(24)	Register means the register of members to be kept pursuant to the Act and includes any Certificated Subregister and Issuer Sponsored Subregister;

(25)	representative means a person authorised to act as a representative of a body corporate pursuant to section 250D of the Act;

(26)	Restricted Securities has the meaning ascribed by the Listing Rules;

(27)	secretary means any person appointed to perform the duties of secretary of the Company and any person appointed to act temporarily as secretary; and

(28)	securities has the meaning ascribed by section 92(1) of the Act and includes options over unissued securities and renounceable and non-renounceable rights to subscribe for securities.

2.2	Interpretation

(1)	Reference to:

(a)	one gender includes the others;

(b)	the singular includes the plural and the plural includes the singular; and

(c)	a person includes a body corporate.

(2)	Except so far as the contrary intention appears in this constitution:

(a)	an expression has in this constitution the same meaning as in the Act;

(b)
if an expression is given different meanings for the purposes of different provisions of the Act, the expression has, in a provision of this constitution that deals with a matter dealt with by a particular provision of the Act, the same meaning as in that provision of the Act; and

(c)	an expression defined in the Listing Rules or the ASTC Settlement Rules has the same meaning in this constitution.

(3)	"Including" and similar expressions are not words of limitation.

(4)	Headings and any table of contents or index are for convenience only and do not form part of this constitution or affect its interpretation.

Appointment of directors

3.	Number of directors

[compare section 201A]

3.1	The number of the directors must be not less than 3 nor more than 9.

3.2	The Company in general meeting may by resolution increase or reduce the number of directors referred to in rule 3.1, but the number must not be reduced below 3.

4.	Directors' qualifications

4.1	A share qualification for directors may be fixed by the Company in general meeting. Unless and until so fixed a director is not required to hold any share in the Company.

5.	Election of directors

5.1
At each annual general meeting of the Company 1/3 of the directors for the time being or, if their number is not 3 or a multiple of 3, then the number nearest to but not exceeding 1/3, retire from office but no director may retain office for more than 3 years without submitting himself or herself for re-election even though the submission results in more than 1/3 of the directors retiring from office.

5.2	The director or directors to retire at an annual general meeting are those who have been longest in office since their election.

5.3	As between or among 2 or more directors who became directors on the same day, the director or directors to retire are determined by lot unless they otherwise agree between or among themselves.

5.4	A retiring director is eligible for re-election without the necessity of giving any previous notice of his or her intention to submit himself or herself for re-election.

5.5
Unless the directors decide to reduce the number of directors in office the Company at any annual general meeting at which any director retires may fill the vacated office by re-electing the retiring director or electing some other qualified person.

5.6
If at the annual general meeting the vacated office is not filled, the retiring director, if willing and not disqualified, must be treated as re-elected unless the directors decide to reduce the number of directors in office or a resolution for the re-election of that director is put and lost.

5.7
A Managing Director appointed under rule 23 (or, if there is more than 1 Managing Director at the same time, the one appointed first), is not subject to retirement by rotation and is not taken into account in determining the rotation of retirement of directors.

6.	Nomination for election

6.1	Each candidate for election as a director must:

(1)	be proposed by a member or the nominated representative of a corporate member; and

(2)	be seconded by another member or the nominated representative of another corporate member.

6.2	No member or nominated representative of a member may propose more than 1 person as a candidate but may second more than 1 nomination.

6.3	A nomination of a candidate for election must:

(1)	be in writing;

(2)	be signed by the candidate; and

(3)	be signed by the proposer and seconder.

6.4
A nomination of a candidate for election must be received at the registered office of the Company not later than 5pm on the day which is 35 business days prior to the annual general meeting at which the candidate seeks election.

6.5	A list of the candidates' names in alphabetical order together with the proposers' and seconders' names must be sent to members with the notice of the annual general meeting.

7.	Election procedure – directors

[compare section 201E]

7.1
If the number of candidates for election as directors is equal to or less than the number of vacancies on the board the chair of the annual general meeting must declare those candidates to be duly elected as directors.

7.2	If the number of candidates for election as directors is greater than the number of vacancies on the board a ballot must be held for the election of the candidates.

7.3	If a ballot is required balloting lists must be prepared listing the names of the candidates only in alphabetical order.

7.4	At the annual general meeting each person entitled to vote and voting on the ballot may vote for a number of candidates equal to the number of vacancies.

7.5	The candidates receiving the greatest number of votes cast in their favour must be declared by the chair of the meeting to be elected as directors.

7.6
If an equality of votes would otherwise prevent the successful candidate for a vacancy from being determined, the names of the candidates who received the same number of votes must be put to a further ballot immediately.

7.7	Directors who retire at a meeting of members continue to hold office until the end of the meeting.

7.8	Directors who are appointed at a meeting of members take office immediately after the end of the meeting.

7.9
There is not a vacancy for the purpose of this rule 7 (or rules 8 or 9) because the number of directors is less than the maximum allowed under rule 3.1.  There is a vacancy only if the number of directors is less than the number elected at the previous annual general meeting (adjusted for any increase under rule 8.1).

Appointment of directors between AGMs

8.	Casual vacancies and additional directors

[compare replaceable rules 201G and 201H]

8.1
The Company in general meeting may by resolution and the directors may at any time appoint a person qualified to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors does not at any time exceed the number fixed in accordance with this constitution.

8.2
Any director appointed under rule 8.1 (other than the Managing Director, or if there is more than 1 Managing Director at the same time, the one appointed first) holds office only until the termination of the next annual general meeting of the Company and is eligible for re-election at that annual general meeting but is not taken into account in determining the number of directors who must retire by rotation at that meeting.

9.	Insufficient directors

[compare replaceable rule 201H]

9.1
In the event of a vacancy or vacancies in the office of a director, the remaining directors may act, but if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purpose of increasing the number of directors to a number sufficient to constitute a quorum or convening a general meeting of the Company.

Alternate directors

[compare replaceable rule 201K]

10.	Appointment

10.1	A director may appoint any person approved by a majority of the other directors to act as an alternate director in place of the appointing director for a meeting or for a specified period.

10.2	A Managing Director may not appoint an alternate to act as Managing Director.

10.3	An alternate director is not required to have any share qualification.

10.4	An alternate director is not taken into account for the purpose of rule 3.

11.	Rights and powers of alternate director

11.1	An alternate director is entitled to notice of meetings of the directors and, if the appointing director is not present at a meeting, is entitled to attend and vote in his or her stead.

11.2	When an alternate director exercises the director's powers, the exercise of the power is just as effective as if the powers were exercised by the director.

12.	Suspension or revocation of appointment

12.1	A director may suspend or revoke the appointment of an alternate director appointed by him or her.

12.2	The directors may suspend or remove an alternate director by resolution after giving the appointing director reasonable notice of their intention to do so.

13.	Form of appointment, suspension or revocation

13.1	Every appointment, suspension or revocation under rule 10 or rule 12 must be in writing and a copy must be given to the Company. The copy may be given by facsimile.

14.	Termination of appointment

14.1	The appointment of an alternate director automatically terminates:

(1)	if the appointing director ceases to hold office as director;

(2)	on the happening in respect of the alternate director of any event which causes a director to vacate the office of director; or

(3)	if the alternate director resigns from the appointment by written notice left at the registered office of the Company.

15.	Power to act as alternate for more than 1 director

15.1	A director or any other person may act as alternate director to represent more than 1 director.

Powers of directors

16.	Validation of acts of directors and secretaries

[compare sections 201M and 204E]

16.1
An act done by a director or secretary of the Company is effective even if his or her appointment, or the continuance of his or her appointment is invalid because the Company, the director or secretary did not comply with this constitution or any provision of the Act.

16.2	Rule 16.1 does not deal with the question whether an effective act by a director or secretary:

(1)	binds the Company in its dealings with other people; or

(2)	makes the Company liable to another person.

17.	General business management

[compare replaceable rule 198A]

17.1	The business of the Company is to be managed by or under the direction of the directors.

17.2	The directors may exercise all the powers of the Company except any powers that the Act, the Listing Rules or this constitution requires the Company to exercise in general meeting.

17.3
A rule made or resolution passed by the Company in general meeting does not invalidate any prior act of the directors which would have been valid if that rule or resolution had not been made or passed.

17.4
The Company must obtain the members' approval by ordinary resolution at a general meeting if any significant change, either directly or indirectly to the nature or scale of its activities involves the Company disposing of its main undertaking.  However, the Company may enter into an agreement of this type before approval is given by the members if the agreement is made subject to that approval.

18.	Borrowing powers

18.1
Without limiting the generality of rule 17, the directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

19.	Appointment of attorney

19.1
The directors may appoint any person or persons to be the attorney or attorneys of the Company for the purposes, with the powers and discretions (being powers and discretions vested in or exercisable by the directors), for the period and subject to the conditions they see fit.

19.2
A power of attorney may contain the provisions for the protection and convenience of persons dealing with the attorney that the directors see fit and may also authorise the attorney to delegate all or any of the powers and discretions vested in the attorney.

20.	Negotiable instruments

[compare replaceable rule 198B]

20.1	Any 2 directors may sign, draw, accept, endorse or otherwise execute a negotiable instrument.

20.2	The directors may determine that a negotiable instrument, including a class of negotiable instrument, may be signed, drawn, accepted, endorsed or otherwise executed in a different way.

21.	Delegation

[compare replaceable rule 198D]

21.1	The directors may delegate any of their powers to:

(1)	a committee of directors;

(2)	a director;

(3)	an employee of the Company; or

(4)	any other person;

and may revoke the delegation.

21.2	The delegate must exercise the powers delegated in accordance with any directions of the directors.

21.3	The exercise of the power by the delegate is as effective as if the directors had exercised it.

22.	Committee of directors

22.1	The meetings and proceedings of any committee of directors are governed by the provisions in this constitution regulating the meetings and proceedings of the directors.

22.2
The directors may establish local boards or agencies for managing any of the affairs of the Company in any specified locality and may appoint any persons to be members of the local board or any managers or agents and may fix their remuneration.

Managing Director and Executive Officers

23.	Power to appoint

[compare replaceable rule 201J]

23.1	The directors may appoint 1 or more of themselves to the office of Managing Director for the period, and on the terms (including as to remuneration), the directors see fit.

23.2	If there is more than 1 Managing Director in office, the Managing Directors hold office jointly.

24.	Qualifications

24.1	A person ceases to be Managing Director if he or she ceases to be a director.

25.	Powers

[compare replaceable rule 198C(1)]

25.1	The directors may, upon terms and conditions and with any restrictions they see fit, confer on a Managing Director or Executive Officer any of the powers that the directors can exercise.

25.2	Any powers so conferred may be concurrent with, or to the exclusion of, the powers of the directors.

26.	Withdrawal of appointment or powers

[compare replaceable rule 198C(2)]

26.1	The directors may revoke or vary:

(1)	an appointment; or

(2)	any of the powers conferred on the Managing Director or Executive Officer.

27.	Remuneration of Managing Director and Executive Officer

27.1
Subject to the Act and to the provisions of any contract between the Company and a Managing Director or Executive Officer the remuneration of the Managing Director or Executive Officer is fixed by the directors and may be by way of fixed salary or participation in profits of the Company or of any other company in which the Company is interested or by any or all of those modes but may not be by way of commission on or percentage of operating revenue of the Company.

27.2	Unless otherwise determined by the Company in general meeting this remuneration may be in addition to any remuneration which the Managing Director may receive as a director of the Company.

28.	Temporary appointments

28.1	If a Managing Director or Executive Officer becomes incapable of acting in that capacity the directors may appoint another director to act temporarily as Managing Director or Executive Officer.

Removal and resignation of directors

29.	Removal of directors

[compare section 203D]

29.1	The Company may by resolution remove a director from office.

30.	Resignation of director

[replaceable rule 203A]

30.1	A director may resign as a director of the Company by giving a written notice of resignation to the Company at its registered office.

31.	Vacation of office of director

[compare section 203B and Part 2D.6, being sections 206A to 206H]

31.1	In addition to any other circumstances in which the office of a director becomes vacant under the Act the office of a director becomes vacant if the director:

(1)	becomes bankrupt or suspends payment or compounds with his or her creditors;

(2)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(3)
is not present (either personally or by an alternate director) at 3 consecutive meetings of directors without special leave of absence from the directors and the directors declare his or her seat to be vacant;

(4)	ceases to be qualified as a director under rule 4;

(5)	fails to pay any call due on any shares held by him or her for 1 month or any further time the directors allow after the call is made;

(6)	being an Executive Officer ceases to be employed full-time by the Company or a subsidiary or related body corporate of the Company;

(7)	becomes disqualified from being a director under the Act or any order made under the Act;

(8)	is removed from office in accordance with rule 29; or

(9)	resigns from office in accordance with rule 30.

Directors' interests

32.	Prohibition on being present or voting

[compare section 195]

32.1	Except where permitted by the Act a director who has a material personal interest in a matter that is being considered at a meeting of directors:

(1)	must not be counted in a quorum;

(2)	must not vote on the matter; and

(3)	must not be present while the matter is being considered at the meeting.

33.	Director to disclose interests

[compare section 191]

33.1
A director who has a material personal interest in a matter that relates to the affairs of the Company must give the other directors notice of the interest as soon as practicable after the director becomes aware of his or her interest in the matter and in the manner required by section 191(3) of the Act.

33.2	The requirements of rule 33.1 are subject to the limitations and qualifications set out in section 191 of the Act.

34.	Standing notice of interest

[compare section 192]

34.1
A director who has an interest in a matter may give the other directors standing notice of the nature and extent of the interest in the matter.  The notice may be given at any time and whether or not the matter relates to the affairs of the Company at the time the notice is given.

34.2	A notice under rule 34.1 may be given:

(1)	at a directors' meeting (either orally or in writing); or

(2)	to the other directors individually in writing.

34.3	If the standing notice is given to the other directors individually in writing:

(1)	the notice is effective when it has been given to every director; and

(2)	the notice must be tabled at the next directors' meeting after it is given.

34.4	The director must ensure that the nature and extent of the interest is recorded in the minutes of the meeting at which the standing notice is given or tabled.

35.	Other directorships and shareholdings

35.1
A director of the Company may be or become a director, officer, employee or member of any company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and is not accountable for any reasonable benefits received as a director, officer, employee or member of the other company.

35.2	Subject to the Act:

(1)
the directors of the Company may exercise the voting power conferred by the shares or other interest held by the Company in another company in favour of a resolution appointing themselves or any of them as directors or other officers of the other company;

(2)
any director of the Company may vote at a meeting of directors of the Company in favour of a resolution that the Company exercises its voting power conferred by the shares or other interest held by the Company in the other company to appoint that director as a director or other officer of the other company;

(3)
any director of the Company may be appointed as representative of the Company and may vote at a general meeting of the other company in favour of a resolution appointing that director as a director or other officer of the other company; and

(4)
a director of the Company who is also a director of the other company may vote as a director of the other company in whatever manner he or she sees fit, including voting in favour of a resolution appointing the director to any other office in the other company and a resolution appointing any other directors of the Company as directors or other officers of the other company.

36.	Operation of Listing Rules

36.1	Rules 32 to 35 operate in addition to the Listing Rules.

37.	Notification to ASX of material contracts

37.1
Despite rules 32 to 35, while the Company is admitted to the Official List, where required by the Listing Rules the Company must advise ASX without delay of any material contract involving directors' interests, including the names of the parties to the contract, the name of the director (if not a party to the contract) interested in the contract, the particulars of the contract and the director's interests in the contract.

Remuneration of directors

38.	Payment of remuneration

[compare replaceable rule 202A(1)]

38.1	The directors are to be paid the remuneration that the Company determines by resolution.

38.2	The Company determines by resolution only the total remuneration to be paid to the directors, and the directors determine how the total remuneration is divided among them.

38.3	The remuneration of directors accrues daily.

38.4
Despite the other provisions of rule 38 the directors determine the remuneration to be paid to a Managing Director and any other executive director, and this is not included in the total remuneration to be paid to the directors referred to in rule 38.2.

38.5	The expression "remuneration" in rule 38.1 does not include any amount which may be paid by the Company under rules 39, 41, 44, 45 or 50.

39.	Payment of expenses

[compare replaceable rule 202A(2)]

39.1	The Company may also pay the directors' travelling and other expenses that they properly incur:

(1)	in attending directors' meetings or any meetings of committees of directors;

(2)	in attending any general meetings of the Company; and

(3)	in connection with the Company's business.

40.	Information about directors' remuneration

[compare section 202B]

40.1
If required by the Act, the Company must comply with a direction by members to disclose the remuneration paid to each director by the Company (whether paid to the director in his or her capacity as a director or another capacity).

41.	Payment for extra services

41.1	Subject to the Act, any director called upon to:

(1)	perform extra services; or

(2)	undertake any executive or other work for the Company beyond his or her general duties;

may be remunerated either by a fixed sum or a salary as determined by the directors.

41.2	Remuneration under rule 41.1 may be either in addition to or in substitution for the director's share in the remuneration provided by rule 38.

42.	Increases in remuneration

42.1	The Company must not increase the total amount of directors' remuneration payable by it without the members' approval by ordinary resolution at a general meeting.

42.2
The notice convening the general meeting at which any increase is to be proposed must comply with the Listing Rules and include the amount of the increase and the maximum amount that may be paid to the directors as a whole.

42.3	This rule does not apply to the salary of an Executive Officer or Managing Director.

43.	Cancellation, suspension, reduction or postponement

43.1	The Company may by resolution cancel, suspend, reduce or postpone payment of any remuneration of any director.

44.	Effect of cessation of office

[contrast section 211(3)]

44.1	With the approval of the Company in general meeting the directors may:

(1)	upon a director ceasing to hold office; or

(2)	at any time after a director ceases to hold office;

whether by retirement or otherwise, pay to:

(3)	the former director; or

(4)	any of the legal personal representatives or dependants of the former director in the case of death;

a lump sum in respect of past services of the director of an amount not exceeding the amount permitted either by the Act or Listing Rules.

44.2
The Company may contract with any director to secure payment of the lump sum to the director, his or her legal personal representatives or dependants or any of them, unless prohibited by the Act or the Listing Rules.

44.3	A determination made by the directors in good faith that a person is or was at the time of the death of a director a dependent of the director is conclusive for all purposes of rule 44.1.

44.4
The directors may, on the death of a non-executive director who at the date of his or her death had been a director for a continuous period of at least 5 years, pay to the legal personal representative of that deceased director an amount not exceeding the total emoluments of that deceased director in the 3 years immediately preceding his or her death.

45.	Payment of superannuation contributions

[compare section 211(3)]

45.1
The Company may also pay the directors superannuation contributions of an amount necessary to meet the minimum level of superannuation contributions required under any applicable legislation to avoid any penalty, charge, tax or impost.

46.	Financial benefit

[compare Chapter 2E – sections 208 and following]

46.1	A director must ensure that the requirements of the Act are complied with in relation to any financial benefit given by the Company to the director or to any other related party of the director.

46.2	The Company must not make loans to directors or provide guarantees or security for obligations undertaken by directors except as may be permitted by the Act.

Secretary

[compare Part 2D.4 being sections 204A to 204G]

47.	Appointment of secretary

[compare section 204A]

47.1	The directors must, in accordance with the Act, appoint 1 or more secretaries.

47.2	The directors may appoint a person as an acting secretary or as a temporary substitute for a secretary.

48.	Terms of office of secretary

[compare section 204D]

48.1	A secretary of the Company holds office on the terms and conditions (including as to remuneration) that the directors determine.

Indemnity and insurance

49.	Indemnity

[compare section 199A]

49.1	To the extent permitted by the Act, the Company may indemnify:

(1)	every person who is or has been an officer of the Company; and

(2)	where the board of directors considers it appropriate to do so, any person who is or has been an officer of a related body corporate of the Company;

against any liability incurred by that person in his or her capacity as an officer of the Company or of the related body corporate (as the case may be).

49.2	In accordance with section 199A of the Act, the Company must not indemnify a person against:

(1)	any of the following liabilities incurred as an officer of the Company:

(a)	a liability owed to the Company or a related body corporate;

(b)	a liability for a pecuniary penalty order under section 1317G of the Act or a compensation order under section 1317H of the Act; or

(c)	a liability that is owed to someone other than the Company or a related body corporate and did not arise out of conduct in good faith; or

(2)	legal costs incurred in defending an action for a liability incurred as an officer of the Company if the costs are incurred:

(a)	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under rule 49.2(1);

(b)	in defending or resisting criminal proceedings in which the person is found guilty;

(c)
in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the Court to have been established; or

(d)	in connection with proceedings for relief to the person under the Act, in which the Court denies the relief.

Rule 49.2(2)(c) does not apply to costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order.

(3)	For the purposes of rule 49.2(2) the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

49.3	An officer must:

(1)	give notice to the Company promptly on becoming aware of any Claim against the officer that may give rise to a right to be indemnified by the Company;

(2)	take such action as the Company reasonably requests to avoid, dispute, resist, appeal against, compromise or defend any Claim or any adjudication of a Claim;

(3)	not make any admission of liability in respect of or settle any Claim without the prior written consent of the Company;

(4)
allow the Company or its insurers to assume the conduct, negotiation or defence of any Claim and, on request by the Company, render all reasonable assistance and co-operation to the Company or its insurers in the conduct of any Claim, including giving the Company or its insurers any document, authority or direction that the Company or its insurers may reasonably require for the prosecution or advancement of any counterclaim or cross-claim;

(5)
on request by the Company or its insurers, do everything necessary or desirable which the Company reasonably requests to enable the Company or its insurers (so far as it is possible) to be subrogated to and enjoy the benefits of the officer's rights in relation to any counterclaim or cross-claim or any claims against any third party and render such assistance as may be reasonably requested by the Company or its insurers for that purpose; and

(6)
notify any Claim to an insurer or any other person who may be liable to indemnify the officer in respect of that Claim and promptly take all reasonable steps to enforce all the officer's rights against the insurer or other person.

49.4	In rule 49.3 Claim means:

(1)	any writ, summons, cross-claim, counterclaim, application or other originating legal or arbitral process against an officer as an officer of the Company;

(2)	any hearing, complaint, inquiry, investigation, proceeding or application commenced or originating against an officer as an officer of the Company; or

(3)
any written or oral demand or threat that might result in the officer reasonably believing that any such process, hearing, complaint, inquiry, investigation, proceeding or application referred to in rule 49.4(1) or 49.4(2) may be initiated.

49.5
If an officer of the Company becomes personally liable for the payment of any sum primarily due from the Company, and the officer may be indemnified under rule 49.1, the directors may, despite the interest (if any) of the directors or any of them, execute or cause to be executed a mortgage, charge or security over or affecting the whole or any part of the assets or undertaking of the Company by way of indemnity to secure the officer so becoming liable from any loss in respect of that liability.

50.	Insurance

[compare section 199B]

50.1
The Company may pay or agree to pay a premium in respect of a contract insuring a person who is or has been an officer of the Company or a related body corporate of the Company against any liability incurred by the person as an officer of the Company or a related body corporate except a liability (other than one for legal costs) arising out of:

(1)	conduct involving a wilful breach of duty in relation to the Company; or

(2)	a contravention of section 182 or 183 of the Act.

51.	Director voting on contract of indemnity or insurance

[compare section 191 and 195]

51.1
Despite anything in this constitution, a director is not precluded from voting in respect of any contract or proposed contract of indemnity or insurance, merely because the contract indemnifies or insures or would indemnify or insure the director against a liability incurred by the director as an officer of the Company or of a related body corporate.

52.	Liability

52.1
An officer of the Company is not liable for the act, neglect or default of any other officer or for joining in any act or for any other loss, expense or damage which arises in the execution of the duties of his or her office unless it arises through his or her own negligence, default, breach of duty or breach of trust.

53.	Meaning of "officer"

53.1	For the purposes of rules 49, 50, 51 and 52, officer means a director or secretary or a member of a local board or agency appointed under rule 22.2.

Inspection of records

54.	Rights of inspection

[compare replaceable rule 247D and sections 173, 247A and 251B]

54.1	The directors of the Company, or the Company by a resolution passed at a general meeting, may authorise a member to inspect books of the Company.

54.2
A member other than a director does not have the right to inspect any document of the Company, other than the minute books for the meetings of its members and for resolutions of members passed without meetings, except as provided by law or authorised by the directors or by the Company in general meeting.

54.3	Directors have the rights of inspection and access provided by section 198F of the Act.

55.	Confidential information

55.1
Except as provided by the Act, no member (not being a director) is entitled to require or receive any information concerning the business, trading or customers of the Company or any trade secret, secret process or other confidential information of or used by the Company.

Directors' meetings

[compare sections 248A to 248G]

56.	Circulating resolutions

[compare replaceable rule 248A]

56.1
The directors may pass a resolution without a directors' meeting being held if all the directors entitled to vote on the resolution (except a director absent from Australia who has not left a facsimile number or other contact details acceptable to the directors, at which he or she may be given notice) sign a document containing a statement that they are in favour of the resolution set out in the document.

56.2	Separate copies of a document may be used for signing by directors if the wording of the resolution and statement is identical in each copy.

56.3	The resolution is passed when the last director signs.

56.4	A facsimile addressed to or received by the Company and purporting to be signed or sent by a director for the purpose of this rule 56 must be treated as a document in writing signed by that director.

56.5
In this rule 56 a reference to all the directors does not include a reference to an alternate director whose appointor has signed the document, but an alternate director may sign the document in the place of his or her appointor.

57.	Meetings of directors

57.1	The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they see fit.

58.	Calling directors' meetings

[compare replaceable rule 248C]

58.1	A director may at any time, and a secretary must on the requisition of a director, call a meeting of the directors.

59.	Notice of meeting

[compare replaceable rule 248C]

59.1	Reasonable notice of every directors' meeting must be given to each director and alternate director except that it is not necessary to give notice of a meeting of directors to any director who:

(1)	has been given special leave of absence; or

(2)	is absent from Australia and has not left a facsimile number or other contact details acceptable to the directors at which he or she may be given notice.

59.2	A notice of a meeting of directors may be given in writing or orally, by facsimile, telephone, electronic mail or any other means of communication.

60.	Waiver of notice

60.1
All resolutions of the directors passed at a meeting where a quorum is present but where notice of meeting has not been given to each director, or any act carried out under any of the resolutions, is as valid as if notice of meeting had been given to all directors if each director to whom notice was not given subsequently agrees to waive the notice.

61.	Technology meeting of directors

[compare section 248D]

61.1
A directors' meeting may be held using telephone or, if consented to by all directors, other technology.  The consent may be a standing one.  A director may only withdraw the consent within a reasonable period before the meeting.

61.2	If a directors' meeting is held using any technology and all the directors take part in the meeting, they must be treated as having consented to the use of the technology for that meeting.

61.3	The following provisions apply to a technology meeting:

(1)	each of the directors taking part in the meeting must be able to hear and be heard by each of the other directors taking part in the meeting; and

(2)	at the commencement of the meeting each director must announce his or her presence to all the other directors taking part in the meeting.

61.4	If the secretary is not present at a technology meeting 1 of the directors present or another person nominated by them present at the meeting must take minutes of the meeting.

61.5	A director may not leave a technology meeting by disconnecting his or her link to the meeting unless that director has previously notified the chair of the meeting.

61.6
A director is conclusively presumed to have been present and to have formed part of a quorum at all times during a technology meeting unless that director has previously obtained the express consent of the chair to leave the meeting.

62.	Chairing directors' meetings

[compare replaceable rule 248E]

62.1	The directors may elect a director to chair their meetings. The directors may determine the period for which the director is to be the chair.

62.2	The directors must elect a director present to chair a meeting, or part of it, if:

(1)	a director has not already been elected to chair the meeting; or

(2)	a previously elected chair is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act for the meeting or the part of the meeting.

62.3	The directors may appoint a deputy chair who in the absence of the chair at a meeting of the directors may exercise all the powers and authorities of the chair.

63.	Quorum

[compare replaceable rule 248F]

63.1	The quorum for a directors' meeting is 2 directors entitled to vote or a greater number determined by the directors. The quorum must be present at all times during the meeting.

63.2
An alternate director is counted in a quorum at a meeting at which the director who appointed the alternate is not present (so long as the alternate is, under the law relating to directors' interests, entitled to vote).

64.	Passing of directors' resolutions

[compare replaceable rule 248G]

64.1	A resolution of the directors must be passed by a majority of the votes cast by directors entitled to vote on the resolution.

64.2	The chair does not have a casting vote in addition to any vote he or she has as a director.

64.3
A person who is an alternate director is entitled (in addition to his or her own vote if he or she is a director) to 1 vote on behalf of each director whom he or she represents as an alternate director at the meeting and who is not present at the meeting.

65.	Restriction on voting

65.1
A director is not entitled to be present in person or by an alternate director or to vote at a meeting of directors or to be counted in a quorum if and so long as he or she has failed to pay any call to the Company on shares held by him or her after the date upon which the payment should have been made.

Meetings of members

66.	Circulating resolutions

[compare section 249A]

66.1	This rule 66 applies to resolutions which the Act, or this constitution, requires or permits to be passed at a general meeting, except a resolution under section 329 of the Act to remove an auditor.

66.2
The Company may pass a resolution without a general meeting being held if all the members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document.  If a share is held jointly, each of the joint members must sign.

66.3	Separate copies of a document may be used for signing by members if the wording of the resolution and statement is identical in each copy.

66.4	The resolution is passed when the last member signs.

66.5	If the Company receives by facsimile transmission a copy of a document referred to in this rule 66 it is entitled to assume that the copy is a true copy.

67.	Calling of general meeting

[compare sections 249CA and 249D]

67.1	A director may call a meeting of the Company's members.

67.2	Except as permitted by law, a general meeting, to be called the annual general meeting, must be held at least once in every calendar year.

67.3	Except as provided in the Act no member or members may call a general meeting.

68.	Amount of notice of meeting

[compare section 249HA]

68.1
At least 28 days' notice of a general meeting must be given in writing to those persons who are entitled to receive notices from the Company unless the Act provides for a shorter minimum period of notice, in which case notice need be given for that period only.

69.	Persons entitled to notice of general meeting

[compare sections 249J(1) and 249K, and replaceable rule 249J(2)]

69.1	Written notice of a meeting of the Company's members must be given individually to:

(1)	each member entitled to vote at the meeting;

(2)	each director;

(3)	the Company's auditor; and

(4)
subject to rule 70.1, every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his or her death or bankruptcy, would be entitled to receive notice of the meeting.

69.2	No other person is entitled to receive notice of general meetings.

69.3	If a share is held jointly, then unless the share is the only share in the Company, notice need only be given to 1 of the members, being the joint member named first in the Register.

70.	Notice upon transmission

70.1
A person entitled to a share in consequence of the death or bankruptcy of a member is not entitled to notice of meetings until the person has produced all information as to the person's entitlement that the directors properly require.

70.2	A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member:

(1)	by serving it on the person personally; or

(2)	by sending it to the person by post addressed to the person by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description:

(a)	at the address (if any) in Australia supplied for the purpose by the person; or

(b)	if an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

71.	How notice is given

[compare sections 249J(3) and 249J(3A)]

71.1	The Company may give the notice of meeting to a member:

(1)	personally;

(2)	by sending it by post to the address for the member in the Register or the alternative address (if any) nominated by the member;

(3)	by sending it to the facsimile number or electronic address (if any) nominated by the member;

(4)	by sending it by other electronic means (if any) nominated by the member; or

(5)	by notifying the member in accordance with rule 71.2.

71.2	If the member nominates:

(1)	an electronic means (nominated notification means) by which the member may be notified that notices of meeting are available; and

(2)	an electronic means (nominated access means) the member may use to access notices of meeting;

the Company may give the member notice of the meeting by notifying the member (using the nominated notification means):

(3)	that the notice of meeting is available; and

(4)	how the member may use the nominated access means to access the notice of meeting.

72.	When notice is given

[compare replaceable rules 249J(4) and 249J(5)]

72.1	A notice of meeting sent by post is taken to be given on the 2nd business day after it is posted.

72.2	Except as provided by rule 72.3, a notice of meeting given to a member under rule 71.1(3) is taken to be given on the business day after it is sent.

72.3	A notice of meeting given to a member under rule 71.1(3) is not effective if:

(1)	in the case of service by facsimile, the Company's facsimile machine issues a transmission report which shows that the transmission was unsuccessful;

(2)	in the case of service by electronic mail, the Company's computer reports that delivery has failed; or

(3)	in either case, the addressee notifies the Company immediately that the notice was not fully received in a legible form.

72.4	A notice of meeting given to a member under rule 71.1(5) is taken to be given on the business day after the day on which the member is notified that the notice of meeting is available.

72.5	A certificate signed by a manager, secretary or other officer of the Company that the notice was posted or given in accordance with this rule 72 is conclusive evidence of the matter.

73.	Period of notice

73.1
Subject to the Act and this constitution where a specified number of days' notice or notice extending over any period is required to be given, the day of service is excluded, and the day upon which the notice expires is included.

74.	Contents of notice

[compare section 249L]

74.1	A notice of a general meeting must:

(1)	set out the place, date and time for the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used);

(2)	state the general nature of the meeting's business;

(3)	if a special resolution is to be proposed at the meeting, set out an intention to propose the special resolution and state the resolution;

(4)	be worded and presented in a clear, concise and effective manner; and

(5)	contain a statement setting out the following information:

(a)	that the member has a right to appoint a proxy;

(b)	that the proxy need not be a member of the Company; and

(c)	that a member who is entitled to cast 2 or more votes may appoint 2 proxies and may specify the proportion or number of votes each proxy is appointed to exercise.

74.2	If at the time notice of a general meeting is given the Company is admitted to the Official List, the Company must notify ASX of:

(1)	the date of a meeting at which directors are to be elected, at least 5 business days before the closing date for receipt of nominations for election to the office of director; and

(2)	the contents of any prepared announcement (including any prepared address by the chair) that will be delivered at a meeting of members, no later than the start of the meeting.

74.3	A notice must comply with any Listing Rule requirement for notices.

75.	Constructive notice

75.1
Every person who by operation of law, transfer or any other means becomes entitled to any share is bound by every notice in respect of the share which, before his or her name and address is entered on the Register, has been duly given to the person from whom he or she derives title or to any previous holder of the share.

76.	Notice of adjourned meeting

[replaceable rule 249M]

76.1	When a meeting is adjourned, new notice of the resumed meeting must be given if the meeting is adjourned for 1 month or more.

77.	Accidental omission to give notice

[compare section 1322(3)]

77.1
The accidental omission to give notice of any general meeting to or the non-receipt of the notice by any person entitled to receive notice of a general meeting under this constitution or the accidental omission to advertise (if necessary) the meeting does not invalidate the proceedings at or any resolution passed at the meeting.

78.	Cancellation of general meeting

78.1
Subject to rule 78.2, the directors may, by advertisement published in a newspaper circulating in each capital city of every Australian state or territory (and any other location the directors see fit based on the residence of shareholders on the Register), on or before the day of a proposed general meeting, cancel a proposed general meeting convened by them.

78.2
Where a proposed general meeting was requisitioned by shareholders pursuant to the Act, that meeting may only be cancelled by the directors pursuant to rule 78.1 if a written notice of withdrawal of the requisition signed by the requisitioning members has been deposited at the registered office of the Company.

78.3
The directors may, by advertisement published in a newspaper circulating in each capital city of every Australian state or territory (and any other location the directors see fit based on the residence of shareholders on the Register), on or before the day of a proposed general meeting called by members under the Act, cancel the meeting with the consent in writing of all members calling it.

78.4	Where a general meeting is cancelled:

(1)
the directors must, in addition to publication of advertisements in accordance with rule 78.1, endeavour to notify each member of cancellation of a proposed general meeting by posting a notice to the address of each member as stated in the Register; and

(2)	failure to post the notice to any member or the non-receipt of the notice by any member does not affect the validity of the cancellation of the proposed general meeting.

79.	Postponement of general meeting

79.1
The directors may, by advertisement published in a newspaper circulating in each capital city of every Australian state or territory (and any other location the directors see fit based on the residence of shareholders on the Register), on or before the day of a proposed general meeting, postpone a proposed general meeting from time to time (for a period not exceeding 28 days) or vary the venue of the proposed general meeting, but no business may be transacted at any postponed meeting other than the business stated in the notice to members of the postponed general meeting.

79.2	Where a general meeting is postponed:

(1)
the directors must, in addition to publication or advertisements in accordance with rule 79.1, endeavour to notify each member of postponement or variation of venue of a proposed general meeting by posting a notice to the address of each member as stated in the Register;

(2)	the notice must include details of the day, time and place on and at which the postponed general meeting will be held or, in the case of variation of venue, details of the new venue; and

(3)	failure to post the notice to any member or the non-receipt of the notice by any member does not affect the validity of the postponement or variation of venue of the proposed general meeting.

79.3	A proposed general meeting may not be postponed on more than 2 occasions.

80.	Technology

[section 249S]

80.1	The Company may hold a meeting of its members at 2 or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

81.	Quorum

[compare replaceable rule 249T]

81.1	The quorum for a meeting of the Company's members is 3 members and the quorum must be present at all times during the meeting.

81.2
In determining whether a quorum is present, individuals attending as proxies, attorneys or body corporate representatives are counted.  However, if a member has appointed more than 1 proxy, attorney or representative, only 1 of them is counted.  If an individual is attending both as a member and as a proxy, attorney or body corporate representative, the individual is counted only once.

81.3	If a quorum is not present within 30 minutes after the time for the meeting set out in the notice of meeting:

(1)	where the meeting was called by the members or upon the requisition of members, the meeting is dissolved; or

(2)	in any other case, the meeting is adjourned to the date, time and place the directors specify. If the directors do not specify 1 or more of those things, the meeting is adjourned to:

(a)	if the date is not specified – the same day in the next week;

(b)	if the time is not specified – the same time; and

(c)	if the place is not specified – the same place.

81.4	If no quorum is present at the resumed meeting within 30 minutes after the time for the meeting, the meeting is dissolved.

82.	Chair at general meetings

[compare replaceable rule 249U]

82.1	If the directors have appointed 1 of their number as chair of their meetings, the person appointed presides as chair at every general meeting.

82.2
If the directors have appointed 1 of their number as deputy chair of their meetings, to act as chair in the absence of the chair, the person appointed presides as chair at every general meeting at which the chair is absent.

82.3	Where a general meeting is held and:

(1)	a chair has not been appointed as referred to in rule 82.1, or a deputy chair as referred to in rule 82.2; or

(2)	the chair or deputy chair is not present within 30 minutes after the time appointed for the holding of the meeting or is unwilling to act;

the directors present may appoint 1 of their number to be chair of the meeting and in default of their doing so the members present must appoint another director or if no director is present or willing to act then the members present may appoint any 1 of their number to be chair of the meeting.

82.4	The chair must adjourn a meeting of the Company's members if the members present with a majority of votes at the meeting agree or direct that the chair must do so.

82.5
The chair of the meeting is responsible for the general conduct of the meeting and for the procedures to be adopted at that meeting.  The rulings of the chair of a meeting on all matters relating to the procedure and conduct of the meeting are final and no motion of dissent from those rulings may be accepted.

82.6
Any persons (including members) in possession of pictorial recording or sound recording devices, placards, banners or articles considered by the chair of a meeting to be dangerous, offensive or liable to cause disruption, or who refuse to produce or to permit examination of any articles in their possession or the contents of the articles, or who otherwise behave or threaten to behave in a dangerous, offensive or disruptive manner, may be refused admission to the meeting or may be required to leave and remain out of the meeting.

82.7
The chair of the meeting may in his or her absolute discretion refuse admission to, or require to leave and remain out of the meeting, any person who is not a member, director or auditor of the Company.

82.8	(1)	A director who is not a member is entitled to be present and to speak to any general meeting.

(2)	A secretary who is not a member is entitled to be present and to speak at any general meeting.

(3)
The auditor of the Company from time to time and any assistant of the auditor who is not a member is entitled to be present and to speak at any general meeting on any part of the meeting's business that concerns the auditor in the capacity as auditor of the Company.

(4)
Any professional adviser of the Company (including, without limitation, a solicitor or financial adviser), at the request of any director, is entitled to be present and, at the request of the chair, to speak at any general meeting.  However, subject to the Act and this constitution, the Company is not obliged to send a notice of meeting to any professional adviser.

83.	Business at adjourned meetings

[replaceable rule 249W(2)]

83.1	Only unfinished business is to be transacted at a meeting resumed after an adjournment.

Proxies and body corporate representatives

84.	Who can appoint a proxy

[compare mandatory rule 249X]

84.1
A member who is entitled to attend and cast a vote at a meeting of the Company's members or at a meeting of the holders of a class of shares may appoint an individual or a body corporate as the member's proxy to attend and vote for the member at the meeting.  The proxy need not be a member.

84.2	The appointment may specify the proportion or number of votes that the proxy may exercise.

84.3
If the member is entitled to cast 2 or more votes at the meeting, the member may appoint 2 proxies.  If the member appoints 2 proxies and the appointment does not specify the proportion or number of the member's votes each proxy may exercise, each proxy may exercise half of the votes.

84.4	Any fractions of votes resulting from the application of rule 84.2 or rule 84.3 are disregarded.

85.	Rights of proxies

[compare section 249Y]

85.1	A proxy appointed to attend and vote for a member has the same rights as the member:

(1)	to speak at the meeting;

(2)	to vote (but only to the extent allowed by the appointment); and

(3)	to join in a demand for a poll.

85.2	If a proxy is only for a single meeting it may be used at any postponement or adjournment of that meeting, unless the proxy states otherwise.

85.3	A proxy's authority to speak and vote for a member at a meeting is suspended while the member is present at the meeting.

85.4	A proxy may be revoked at any time by notice in writing to the Company.

86.	When proxy form must be sent to all members

[section 249Z]

86.1	If the Company sends a member a proxy appointment form for a meeting or a list of persons willing to act as proxies at a meeting:

(1)	if the member requested the form or list – the Company must send the form or list to all members who ask for it and who are entitled to appoint a proxy to attend and vote at the meeting; or

(2)	otherwise – the Company must send the form or list to all its members entitled to appoint a proxy to attend and vote at the meeting.

87.	Appointing a proxy

[compare section 250A and Corporations Regulations 2001 reg 2G.2.01]

87.1
An appointment of a proxy is valid if it is signed or otherwise electronically authenticated (as referred to in regulation 2G.2.01 of the Corporations Regulations 2001, and in rules 87.2 and 87.3) by the member making the appointment and contains the following information:

(1)	the member's name and address;

(2)	the Company's name;

(3)	the proxy's name or the name of the office held by the proxy; and

(4)	the meetings at which the appointment may be used.

An appointment may be a standing one.

87.2	An electronically authenticated appointment of a proxy must in addition to rule 91.1:

(1)	include a method of identifying the member; and

(2)	include an indication of the member's approval of the information communicated.

87.3	If the electronically authenticated appointment of a proxy is done through either email or internet-based voting:

(1)	the member must be identified by personal details such as the member's name, personal address and date of birth; and

(2)
the member's approval must be communicated by a form of security protection (for example, the entering of a confidential identification number such as a shareholder registration number or holder identification number).

87.4	An undated appointment is taken to have been dated on the day it is given to the Company.

87.5	An appointment may specify the way the proxy is to vote on a particular resolution. If it does:

(1)	he proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

(2)	if the proxy has 2 or more appointments that specify different ways to vote on the resolution – the proxy must not vote on a show of hands;

(3)	if the proxy is the chair – the proxy must vote on a poll, and must vote that way; and

(4)	if the proxy is not the chair – the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

If a proxy is also a member, this rule 87.5 does not affect the way that the person can cast any votes the person holds as a member.

87.6	An appointment does not have to be witnessed.

87.7	A later appointment revokes an earlier one if both appointments could not be validly exercised at the meeting.

87.8	If a share is held jointly an appointment of proxy may be signed by any 1 of the joint holders, but if the Company receives more than 1 appointment for the same share:

(1)
an appointment signed by all the joint holders is accepted in preference to an appointment signed by the member whose name appears first in the Register or by any other member holding the share jointly; and

(2)
subject to rule 87.8(1) an appointment signed by the member whose name appears first in the Register is accepted in preference to an appointment signed by any other member or members holding the share jointly.

88.	Form of proxy sent out by Company

88.1	A form of proxy sent out by the Company may be in a form determined by the directors but must:

(1)	enable the member to specify the manner in which the proxy must vote in respect of a particular resolution; and

(2)	leave a blank for the member to fill in the name of the person primarily appointed as proxy.

88.2
The form may provide that if the member leaves it blank as to the person primarily appointed as proxy or if the person or persons named as proxy fails or fail to attend, the chair of the meeting is appointed proxy.

88.3
If the Listing Rules require a notice of meeting to include a voting exclusion statement (as defined in the Listing Rules) the proxy form must, in the circumstances set out in Listing Rule 14.2.3, contain the statement provided for by that Listing Rule.

89.	Receipt of proxy documents

[compare section 250B]

89.1	For an appointment of a proxy for a meeting of the Company's members to be effective, the following documents must be received by the Company at least 48 hours before the meeting:

(1)	the proxy's appointment; and

(2)	if the appointment is signed or otherwise authenticated by the appointor's attorney – the authority under which the appointment was signed or authenticated or a certified copy of the authority.

89.2
If a meeting of the Company's members has been adjourned, an appointment and any authority received by the Company at least 48 hours before the resumption of the meeting are effective for the resumed part of the meeting.

89.3	The Company receives an appointment or authority:

(1)	when it is received at any of the following:

(a)	the Company's registered office;

(b)	a facsimile number at the Company's registered office; or

(c)	a place, facsimile number or electronic address specified for the purpose in the notice of meeting; or

(2)
f the notice of meeting specifies other electronic means by which a member may give the document – when the document given by those means is received by the Company and complies with rules 87.2 and 87.3.

89.4	The Company (being a listed company) in the notice of meeting for a meeting of members of the Company:

(1)	must specify a place and a fax number; and

(2)	may specify an electronic address;

for the purpose of receipt of proxy documents.

89.5	An appointment of a proxy is ineffective if:

(1)	the Company receives either or both the appointment or authority at a facsimile number or electronic address; and

(2)	a requirement (if any) in the notice of meeting that:

(a)	the transmission be verified in a way specified in the notice; or

(b)	the proxy produce the appointment and authority (if any) at the meeting;

is not complied with.

90.	Validity of proxy vote

[section 250C(1) and replaceable rule 250C(2)]

90.1
A proxy who is not entitled to vote on a resolution as a member may vote as a proxy for another member who can vote if the appointment specifies the way the proxy is to vote on the resolution and the proxy votes that way.

90.2	A vote cast by a proxy is valid although, before the proxy votes:

(1)	the appointing member dies;

(2)	the member is mentally incapacitated;

(3)	the member revokes the proxy's appointment;

(4)	the member revokes the authority under which the proxy was appointed by a third party; or

(5)	the member transfers the share in respect of which the proxy was given;

unless the Company receives written notice of that event before the start or resumption of the meeting at which the proxy votes.

91.	Body corporate representative

[section 250D]

91.1	A body corporate may appoint an individual as a representative to exercise all or any of the powers the body corporate may exercise:

(1)           at meetings of the Company's members;

(2)           at meetings of creditors or debenture holders;

(3)           relating to resolutions to be passed without meetings; or

(4)           in the capacity of a member's proxy appointed under rule 84.

The appointment may be a standing one.

91.2	The appointment may set out restrictions on the representative's powers. If the appointment is to be by reference to a position held, the appointment must identify the position.

91.3	A body corporate may appoint more than 1 representative but only 1 representative may exercise the body's powers at any one time.

91.4
Unless otherwise specified in the appointment, the representative may exercise, on the body corporate's behalf, all of the powers that the body could exercise at a meeting or in voting on a resolution.

92.	Attorney of member

92.1
An attorney for a member may do whatever the member could do personally as a member, but if the attorney is to vote at a meeting of members or a class of members the instrument conferring the power of attorney or a certified copy of it must be produced to the Company at least 48 hours before the meeting, in the same way as the appointment of a proxy.

Voting at meetings of members

93.	How many votes a member has

[compare replaceable rule 250E]

93.1	Subject to any rights or restrictions attached to any class of shares and to this constitution, at a meeting of members:

(1)	on a show of hands, each member has 1 vote; and

(2)	on a poll, each member has 1 vote for each share the member holds.

93.2	The vote may be exercised in person or by proxy, body corporate representative or attorney.

93.3
Where there are partly-paid shares, on a poll every member present has 1 vote for each fully paid share and a fraction of a vote for each partly-paid share held by the member in the Company.  The fraction must be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited).  In this rule 93.3 amounts paid in advance of a call are ignored when calculating the proportion.

93.4	The holder of a preference share (or preference security, as the term "security" is defined in the Listing Rules) has the right to vote in each of the following circumstances but not in others:

(1)	during a period during which a dividend (or part of a dividend) in respect of the shares is in arrears;

(2)	on a proposal to reduce the capital of the Company;

(3)	on a resolution to approve the terms of a buy-back agreement;

(4)	on a proposal that affects the rights attached to the share;

(5)	on a proposal to wind up the Company;

(6)	on a proposal for the disposal of the whole of the Company's property, business and undertaking; and

(7)	during the winding up of the Company.

94.	Voting disqualification

94.1	A holder of ordinary shares has no right to vote at a general meeting in respect of those shares if:

(1)	calls due and payable on those shares have not been paid;

(2)
the person became a holder of the shares after the specified time (being not more than 48 hours prior to the date of the meeting) established by the Company in accordance with a law of a state or territory or of the Commonwealth for the purpose of voting at the meeting;

(3)	the right is removed or changed under a provision in this constitution that is permitted by the Listing Rules or that ASX has approved as appropriate and equitable; or

(4)	the right is removed or changed under a court order.

95.	Jointly held shares

[compare replaceable rule 250F]

95.1	If a share is held jointly and more than 1 member votes in respect of that share, only the vote of the member whose name appears first in the Register counts.

95.2	Rule 95.1 applies whether the vote is cast in person or by proxy or by attorney.

95.3	Several executors or administrators of a deceased member are treated, for the purposes of rule 95.1, as joint holders.

96.	Objections to right to vote

[compare replaceable rule 250G]

96.1	A challenge to a right to vote at a meeting of members:

(1)	may only be made at the meeting; and

(2)	must be determined by the chair, whose decision is final.

96.2	A vote not disallowed following the challenge is valid for all purposes.

97.	Votes need not all be cast in the same way

[section 250H]

97.1	On a poll a person voting who is entitled to 2 or more votes:

(1)	need not cast all the votes; and

(2)	may cast the votes in different ways.

98.	How voting is carried out

[compare replaceable rule 250J and section 251A]

98.1	A resolution put to the vote at a meeting of the Company's members must be decided on a show of hands unless a poll is demanded.

98.2
On a show of hands, a declaration by the chair is conclusive evidence of the result.  Neither the chair nor the minutes need to state the number or proportion of the votes recorded in favour or against.

98.3
Unless otherwise required by this constitution or the Act, all resolutions of the Company are ordinary resolutions which are resolutions passed by more than 50% of the votes cast by members entitled to vote on the resolutions.

99.	Matters on which a poll may be demanded

[compare section 250K]

99.1	A poll may be demanded on any resolution.

99.2	A demand for a poll may be withdrawn.

100.	When a poll is effectively demanded

[compare section 250L]

100.1	At a meeting of the Company's members, a poll may be demanded by:

(1)	at least 5 members entitled to vote on the resolution;

(2)	a member or members with at least 5% of the votes that may be cast on the resolution on a poll;

(3)	a member or members holding voting shares on which the aggregate sum paid up is not less than 5% of the total sum paid up on all voting shares; or

(4)	the chair.

100.2	The poll may be demanded:

(1)	before a vote is taken;

(2)	before the voting results on a show of hands are declared; or

(3)	immediately after the voting results on a show of hands are declared.

100.3	The percentage of votes that members have is to be worked out as at the midnight before the poll is demanded.

101.	When and how polls must be taken

[compare replaceable rule 250M]

101.1	A poll demanded on a matter other than the election of a chair or the question of an adjournment must be taken when and in the manner the chair directs.

101.2	A poll on the election of a chair or on the question of an adjournment must be taken immediately.

101.3	The demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

101.4	The result of the poll is the resolution of the meeting at which the poll was demanded.

102.	Chair does not have a casting vote

[compare replaceable rule 250E(3)]

102.1	In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting does not have a casting vote.

103.	Voting rights of persons entitled under transmission rule

103.1	A person entitled under the transmission rule (rule 149) to any shares may not vote at a meeting or adjourned meeting in respect of the shares unless:

(1)
48 hours at least before the time of holding the meeting or adjourned meeting there is lodged at the registered office of the Company documentation of entitlement which satisfies the chair of the meeting or adjourned meeting of the entitlement; or

(2)	the directors have previously admitted the person's right to vote at the meeting in respect of the shares.

Annual general meeting

[compare section 250N]

104.	Business of an annual general meeting

[compare sections 250R, 250S and 250T]

104.1	The business of an annual general meeting may include any of the following, even if not referred to in the notice of meeting:

(1)	the consideration of the annual financial report, directors' report and auditor's report;

(2)	the election of directors;

(3)	the appointment of the auditor; and

(4)	the fixing of the auditor's remuneration.

All other business transacted at an annual general meeting and all business transacted at any other general meeting is special business.

104.2	The business of the annual general meeting also includes any other business which under this constitution or the Act ought to be transacted at an annual general meeting.

104.3	The chair of the annual general meeting must allow a reasonable opportunity for the members as a whole at the meeting to ask questions about or make comments on the management of the Company.

104.4
If the Company's auditor or the auditor's representative is at the meeting, the chair of an annual general meeting must allow a reasonable opportunity for the members as a whole at the meeting to ask the auditor or that representative questions relevant to the conduct of the audit and the preparation and content of the auditor's report.

105.	Resolutions proposed by members

[compare sections 249N and 249O]

105.1	A member may not at any meeting move any resolution relating to special business unless:

(1)
members with at least 5% of the votes that may be cast on the resolution have given the Company notice of the resolution or the requirements of section 249N of the Act have otherwise been satisfied, and 2 months has elapsed since the notice was given; or

(2)	the resolution has previously been approved by the directors.

Meetings of members holding shares in a class

106.	Variation of class rights

[compare sections 246B and 246C]

106.1	Rights attached to shares in a class of shares may be varied or cancelled only:

(1)	by special resolution of the Company; and

(2)	either:

(a)	by special resolution passed at a meeting of the members holding shares in the class; or

(b)	with the written consent of members with at least 75% of the votes in the class.

106.2	Rule 106.1 applies whether or not the Company is being wound up.

106.3	The Company must give a notice in writing of the variation or cancellation of shares to members of the class affected within 7 days after the variation or cancellation.

106.4
The provisions of this constitution relating to general meetings apply so far as they are capable of application and with the necessary changes to every meeting of members holding shares in a class except that:

(1)	a quorum is constituted by not less than 2 members who, between them, hold or represent 25% of the shares of the class; and

(2)	any member who holds or represents shares of the class may demand a poll.

Minutes

107.	Minutes to be kept

[compare section 251A]

107.1	The directors must keep minute books in which they record within 1 month:

(1)	proceedings and resolutions of meetings of the Company's members;

(2)	proceedings and resolutions of directors' meetings (including meetings of a committee of directors);

(3)	resolutions passed by members without a meeting; and

(4)	resolutions passed by directors without a meeting.

107.2	The directors must ensure that minutes of a meeting are signed within a reasonable time after the meeting by 1 of the following:

(1)	the chair of the meeting; or

(2)	the chair of the next meeting.

107.3	The directors must ensure that minutes of the passing of a resolution without a meeting are signed by a director within a reasonable time after the resolution is passed.

107.4	Without limiting rule 107.1 the directors must record in the minute books:

(1)	all appointments of officers;

(2)	the names of the directors and alternate directors present at all meetings of directors and the Company;

(3)	in the case of a technology meeting, the method by which the meeting was held;

(4)	all orders resolutions and proceedings of general meetings and of meetings of the directors and of committees formed by the directors;

(5)	proxy votes exercisable and exercised in respect of each resolution at a meeting; and

(6)
all other matters required by the Act to be recorded in the minute books, including each notice and standing notice given by a director of a material personal interest in a matter that relates to the affairs of the Company.

Accounts, audit and records

108.	Accounts

[compare sections 285-287, 314-317]

108.1	The directors must cause proper accounting and other records to be kept in accordance with the Act.

108.2	The directors must distribute copies of every financial statement (including every document required by law to be attached to it) as required by the Act or Listing Rules.

109.	Audit

[compare sections 301, 327-331]

109.1	A registered company auditor must be appointed.

109.2	The remuneration of the auditor must be fixed and the auditor's duties regulated in accordance with the Act.

Shares

110.	Control of issue of shares

[compare sections 254A and 254B]

110.1
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act and the Listing Rules, the issue of shares in the Company is under the control of the directors.

110.2
Subject to the Act and the Listing Rules, the directors may issue shares to persons at times and on terms and conditions and having attached to them preferred, deferred or other special rights or restrictions as the directors see fit.

110.3
Subject to the Act, any preference shares may, with the sanction of a resolution of the Company in general meeting, be issued on the terms that they are, or at the option of the Company are, liable to be redeemed.

110.4
Subject to the Listing Rules, the directors may grant to any person (including any director, officer or employee of the Company or a related body corporate of the Company) options or other securities with rights of conversion to shares or pre-emptive rights to any shares for any consideration and for any period.

110.5
Upon giving 7 days' notice in writing of its intention to do so, the Company may redeem all or any redeemable preference shares.  The notice must be delivered or posted to the holder of the redeemable preference shares accompanied by a cheque for the amount paid up in respect of the shares to be redeemed.  Redemption takes place 7 days after delivery or posting of the notice.

110.6
The Company must not in any way prevent, delay or interfere with the issue of securities following the exercise, conversion or paying up of any security quoted on ASX, except as permitted by the Listing Rules.

111.	Ordinary shares

111.1	All shares of the Company which are not issued upon special terms and conditions are ordinary shares and confer on the holders:

(1)	the right to attend and vote at meetings of the Company and on a show of hands to 1 vote and on a poll to 1 vote for each share held;

(2)	the right to participate in dividends (if any) declared on the class of shares held; and

(3)
on the winding up of the Company, the right to participate in the division of any surplus assets or profits of the Company in proportion to the number of shares held, irrespective of the amount paid or credited as paid on the shares (assuming, in the case of any shares that were partly paid up at the commencement of the winding up, that the amount required to be paid to make them fully paid has been contributed to the Company).

112.	Conversion of shares

[compare section 254H]

112.1	The Company may convert all or any of its shares into a larger or smaller number of shares by resolution passed at a general meeting.

112.2	Rule 112.1 does not allow anything that the Listing Rules do not allow.

112.3	Any amount unpaid on shares being converted is to be divided equally among the replacement shares.

112.4
The resolution by which any share is subdivided may determine that as between the holders of the shares resulting from the subdivision 1 or more of the shares have some preference or special advantage as regards dividend, capital, voting or otherwise as compared with the others.

112.5	The Company must not subdivide its shares into shares of smaller amounts than, or reduce the amount paid on any of its shares below, the amount permitted under the Listing Rules.

112.6	All ordinary shares must have the same rights and obligations attached to them unless otherwise approved by ASX or permitted by the Listing Rules.

113.	Calls on partly-paid shares

[compare section 254M]

113.1	If shares in the Company are partly-paid, the member is liable to pay calls on the shares in accordance with the terms on which the shares are on issue.

113.2	A call may be made payable by instalments.

113.3	A call may be revoked, postponed or extended as the directors determine.

113.4	A call must be treated as made at the time when the resolution of the directors authorising the call is passed.

113.5	Each member must pay the amount called on the member's shares according to the terms of the notice of call.

113.6
At least 30 business days before the due date for payment, the Company must send notices to all members on whom the call is made who are on the Register when the call is announced.  The notice must include each of the following:

(1)	the name of the member;

(2)	the number of shares held by the member;

(3)	the amount of the call;

(4)	the due date for payment of the call;

(5)	the consequences of non-payment of the call;

(6)	the last day for trading of partly-paid "call unpaid" shares;

(7)	the last day for acceptance by the Company's registry of lodgments of transfers of partly-paid "call unpaid" shares;

(8)	the latest available market price of the shares on which the call is being made before the date of issue of the call notice;

(9)	the highest and lowest market price of the shares on which the call is being made during the 3 months immediately before the date of issue of the call notice and the dates of those sales;

(10)	the latest available market price of the shares on which the call is being made immediately before the Company announced to ASX that it intended to make a call; and

(11)
if the Company has quoted shares of a higher paid-up value than the paid-up value of the shares on which the call is being made, the information required by rules 113.6(8), 113.6(9) and 113.6(10) in respect of the shares having the higher paid-up value.

113.7	Every notice of any call in respect of CHESS Approved Securities must:

(1)	specify any additional information required by the Listing Rules; and

(2)	be given within such period as is required by the Listing Rules.

113.8	The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any of the members does not invalidate the call.

113.9
On the trial or hearing of any action for the recovery of any money due for any call and in any circumstances where it is necessary to prove the right to forfeit or sell shares for non-payment of a call it is sufficient to prove:

(1)	that the name of the member sued is entered in the Register as the holder or 1 of the holders of the shares in respect of which the call was made;

(2)	that the resolution making the call is recorded in the minute book;

(3)	that:

(a)	notice of the call was given to the registered holder of the shares in accordance with this constitution; or

(b)	in the case of calls or instalments payable at fixed times by the terms of issue of any share or otherwise, those terms apply; and

(4)	that the sum or call has not been paid.

Proof of the above matters is conclusive evidence of the debt and of the right to forfeit or sell shares for non-payment of a call and it is not necessary to prove the appointment of the directors who made the call or the passing of the resolution or anything else.

113.10	The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

113.11
If a sum called is not paid on or before the date for payment, the person from whom the sum is due must pay interest on the sum (or on so much as remains unpaid) at the rate the directors determine calculated from the day payment is due till the time of actual payment.  The directors may waive the interest in whole or in part.

113.12
Any sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date, must be treated for the purposes of this constitution as a call duly made and payable on the date on which by the terms of issue the sum becomes payable.  In case of non-payment, the provisions of this constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

113.13	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

113.14
The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.  The directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at the rate agreed upon between the directors and the member paying the sum.

113.15	Any amount paid in advance of calls is not included or taken into account in ascertaining the amount of dividend payable upon the shares in respect of which the advance has been made.

113.16	The directors may at any time repay the amount so advanced upon giving to such member 1 month's notice in writing.

113.17
If a sum called in respect of a share is not paid before or on the due date for payment, the Company may recover the sum as a debt due with interest and expenses (if any), by action or otherwise but the exercise of this right is without prejudice to the right to forfeit the share of the member in arrears, and the directors may exercise either or both of these rights in their discretion.

114.	Right to lien

114.1
Subject to the Listing Rules and this rule 114 the Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

114.2
The Company also has a first and paramount lien on all shares registered in the name of a member (whether solely or jointly with others) for all money presently payable by the member or the member's estate to the Company.

114.3	The directors may at any time exempt a share wholly or in part from the provisions of this rule 114.

114.4	The Company's lien (if any) on a share extends to all dividends payable in respect of the share.

114.5	The amount of the Company's lien is restricted to:

(1)	unpaid calls and instalments upon the specific shares in respect of which calls or instalments are due and unpaid;

(2)	if the shares were acquired under an employee incentive scheme an amount owed to the Company for acquiring them; and

(3)	an amount that the Company is required by law to pay (and has paid) in respect of the shares of a member or deceased former member.

114.6	The Company's lien on a share extends to reasonable interest and expenses incurred because an amount referred to in rule 114.5 is not paid.

114.7	Unless otherwise agreed the registration of a transfer document operates as a waiver of the Company's lien (if any) on the shares transferred.

114.8	The Company may do everything necessary or appropriate under the ASTC Settlement Rules to protect any lien, charge or other right to which it is entitled under the Act or this constitution.

114.9
If the Company has a lien on securities in a CHESS Holding, the Company may give notice to ASTC, in the form required by ASTC from time to time requesting ASTC to apply a Holding Lock to that CHESS Holding.

115.	Imposition of a liability

115.1	This rule 115 applies where any law for the time being of any country, state or place:

(1)	imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment in respect of a member; or

(2)
empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by a member or in respect of any dividends or other money which is or may become due or payable or is accruing due to the member by the Company on or in respect of the shares;

whether in consequence of:

(3)	the death of the member;

(4)	the liability of the member for income tax or other tax;

(5)	the liability of the executor or administrator of the member or of the member's estate for any estate, probate, succession, death, stamp or other duty; or

(6)	anything else.

115.2	If any liability contemplated by rule 115.1 is imposed on the Company, the Company:

(1)	must be fully indemnified by the member or the member's executor or administrator from all liability;

(2)
has a first and paramount lien upon all shares registered in the Register as held either jointly or solely by the member and upon all dividends and other money payable in respect of the shares for any liability arising under or in consequence of that law and for any amount paid in complete or partial satisfaction of the liability and for interest on any amount so paid at the rate per annum set by the directors from the date of payment to the date of repayment.  The Company may deduct from or set off against the dividends or other money payable any money so paid or payable by the Company together with interest;

(3)
may recover as a debt due from the member or the member's executor or administrator wherever situated any money paid by the Company under or in consequence of that law and interest on the money at the rate and for the period referred to in rule 115.2(2) in excess of any dividend or other money then due or payable by the Company to the member; and

(4)
may, if the money is paid or payable by the Company under that law refuse to register a transfer of the shares by the member or the member's executor or administrator until the money with interest is set off or deducted or where that amount exceeds the amount of the dividend or other money then due or payable by the Company to the member, until the excess is paid to the Company.

115.3
This rule 115 does not prejudice or affect any right or remedy which that law may confer or purport to confer on the Company and the right or remedy is enforceable by the Company against the member and the member's executors, administrators and estate wherever situated whether or not the right or remedy is validly conferred.

116.	Sale of shares the subject of lien

116.1	Subject to rule 116.2, the Company may sell, in the manner the directors see fit, any shares on which the Company has a lien.

116.2	A share on which the Company has a lien may not be sold unless:

(1)	a sum in respect of which the lien exists is presently payable; and

(2)
the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, the sum presently payable in respect of which the lien exists.

116.3	To give effect to a sale of shares under rule 116, the directors may authorise a person to transfer the shares sold to the purchaser of the shares.

116.4	The Company must register the purchaser as the holder of the shares comprised in the transfer and the purchaser is not bound to see to the application of the purchase money.

116.5	The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

116.6	The proceeds of a sale under rule 116 must be applied by the Company as follows:

(1)	in payment of the sum presently payable in respect of which the lien existed;

(2)	if there was a lien on the shares for sums not presently payable, the Company may retain any residue of the proceeds of sale and apply the residue to pay those sums when they become presently payable;

(3)	subject to rule 116.6(2) the Company must pay the residue to the person entitled to the shares immediately before the sale.

117.	Surrender of shares

117.1
The directors may accept the surrender of any paid-up share by way of compromise of any question as to the holder being properly registered in respect of the share.  Any share so surrendered may be disposed of in the same manner as a forfeited share.

118.	Power to capitalise and issue debentures to members

[compare section 254S]

118.1	The Company may capitalise profits. The capitalisation need not be accompanied by the issue of shares.

118.2	The directors, or the Company in general meeting on the recommendation of the directors, may apply profits, including reserves and sums otherwise available for distribution to members, to:

(1)	pay up any amount unpaid on shares;

(2)	issue shares, debentures or unsecured notes to members credited as fully paid up; or

(3)	partly as mentioned in rule 118.2(1) and partly as mentioned in rule 118.2(2).

118.3
The amount applied under rule 118.2 must be applied for the benefit of members in the proportions in which the members would have been entitled to dividends if the amount applied had been distributed as a dividend or to employees of the Company under the terms of an employee incentive scheme.

118.4	For the purpose of rule 118.3 the directors may to the extent necessary to adjust the rights of the members among themselves:

(1)	issue fractional certificates or make cash payments in cases where shares, debentures or unsecured notes become issuable in fractions;

(2)	fix the value for distribution of any specific assets or any part of them;

(3)	round down any payment to the nearest dollar; and

(4)	vest any cash or specific assets in trustees upon trust for the persons entitled to the dividend or capitalised fund.

119.	Joint holders

119.1	Where 2 or more persons are registered as the holders of a share, they must be treated as holding the share as joint tenants with benefits of survivorship subject to rule 119.2 and to the following:

(1)	the Company is not bound to register more than 3 persons (not being the trustees, executors or administrators of a deceased holder) as the holder of the share;

(2)	the joint holders of the share are liable severally as well as jointly in respect of all payments which ought to be made in respect of the share;

(3)
on the death of any 1 of the joint holders, the survivor or survivors are the only person or persons recognised by the Company as having any title to the share, but the directors may require such evidence of death as they see fit;

(4)	any 1 of the joint holders may give effective receipts for any dividend, bonus or return of capital payable to the joint holders; and

(5)
only the person whose name stands first in the Register as 1 of the joint holders of the share is entitled to delivery of the certificate or statement of holdings relating to the share or to receive notices from the Company and a notice given to that person must be treated as notice to all the joint holders.

119.2
Where 3 or more persons are registered holders of a share in the Register (or a request is made to register more than 3 persons) only the first 3 named persons are regarded as holders of the share and all other named persons must be disregarded for all purposes except in the case of executors or trustees of a deceased shareholder.

Obligations in relation to CHESS

120.	Complying with ASTC Settlement Rules

120.1	The Company must comply with the ASTC Settlement Rules if any of its securities are CHESS Approved Securities.

121.	Registers to be kept

121.1	The Company must keep a Register in accordance with the Act.

121.2
If any of its securities are CHESS Approved Securities, in addition to the CHESS subregister administered by ASTC (which forms part of the Register), the Company must provide for an Issuer Sponsored Subregister, or a Certificated Subregister, or both.

121.3	If the Company has Restricted Securities on issue, it must operate a Certificated Subregister other than in relation to existing Restricted Securities that are quoted.

121.4	If the Company operates an Issuer Sponsored Subregister:

(1)	the Company must allow holders of securities on the Issuer Sponsored Subregister to maintain more than 1 holding on that subregister;

(2)	each holding must be identified by a unique SRN (shareholder reference number);

(3)	each holding must be treated as a separate holding for determining benefits and entitlements; and

(4)	when the Company creates a new holding on the Issuer Sponsored Subregister it must allocate a unique SRN for that holding.

Dividends and reserves

122.	Source of dividends

[compare section 254T]

122.1	Except as permitted by the Act no dividend or bonus or payment by way of bonus is payable to members otherwise than out of profits of the Company.

123.	Determination of dividends

[compare replaceable rules 254U and 254W]

123.1	The directors may determine that a dividend is payable and fix:

(1)	the amount;

(2)	the time for payment; and

(3)	the method of payment.

123.2	The Company in general meeting may determine a dividend, but may do so only if the directors have recommended a dividend.

123.3	A dividend determined by the Company in general meeting must not exceed the amount recommended by the directors.

123.4	Interest is not payable on a dividend.

124.	Power to employ reserves

124.1
The directors may, before recommending or determining any dividend, set aside out of the profits of the Company those sums they think proper as reserves, to be applied, at the discretion of the directors, for any purpose to which the profits of the Company may be properly applied.

124.2	Pending the application of reserves under rule 124.1, the reserves may, at the discretion of the directors, be used in the business of the Company or be invested as the directors see fit.

124.3	The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

125.	Crediting of dividends

125.1	Subject to the rights of persons (if any) entitled to shares with special rights as to dividend and to this rule 125, all dividends are apportioned and paid equally on each share.

125.2	If a share is issued on terms that it will rank for dividend as from a particular date, that share ranks for dividend only from that date.

125.3
Despite any other provision of this rule 125 the holder of a partly-paid share is not entitled to a greater proportion of the dividend than the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited).  In this rule 125.3 amounts paid in advance of a call are ignored when calculating the proportion.

126.	Dividends where different classes of shares

126.1
If there is more than 1 class of shares, any dividend whether interim or otherwise may be paid on the shares of any 1 or more class or classes to the exclusion of the shares of any other class or classes.

126.2
If at any meeting dividends are declared on more than 1 class, the dividend declared on the shares of 1 class may be at a higher or lower rate than or at the same rate as the dividend declared on the shares of another class, but the shares within each class must share equally in any dividend declared in respect of that class.

126.3	An objection may not be raised to any resolution which:

(1)	declares a higher rate of dividend on the shares of any class than the dividend declared on the shares of any other class; or

(2)	declares a dividend on the shares of any class to the exclusion of the shares of any other class;

on the ground that:

(3)	the resolution was passed by the votes of the holders of the shares of a class to receive the higher rate of dividend or to receive the dividend (as the case may be); or

(4)	the resolution was opposed by the holders of the shares of a class to receive the lower rate of dividend or to be excluded (as the case may be).

127.	Deductions from dividends

127.1
The directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by the member to the Company on account of calls or otherwise in relation to shares in the Company.

128.	Unclaimed dividends

128.1	Unclaimed dividends may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

129.	Entitlement to dividends

129.1
Unless otherwise specified in the resolution determining the dividend, all dividends are payable to the members on the Register on the day the resolution declaring the dividend is passed or on the date fixed for payment, as applicable.

130.	Payment of dividends on transmission

130.1
The directors may retain the dividends or bonuses payable on any share to which rule 149 applies until the person entitled to elect to be registered as holder of the share or to transfer the share does so.

131.	Payment of dividends by asset distribution

131.1
Any general meeting or the directors determining a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, the Company or any other body corporate, and the directors must give effect to that resolution.

131.2	Where a difficulty arises in regard to a distribution of specific assets referred to in rule 131.1, the directors may resolve the difficulty as they see fit.

131.3	The directors may:

(1)	fix the value for distribution of the specific assets or any part of those assets;

(2)	determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any of those specific assets in trustees;

as the directors see fit.

132.	Manner of payment of dividends

132.1	Any dividend, interest or other money payable in cash in respect of shares may be paid:

(1)	directly into an account, with a bank or some other financial institution, as directed in writing by the holder or joint holders; or

(2)	by cheque sent through the post directed to:

(a)	the address of the holder as shown in the Register, or in the case of joint holders, the address shown in the Register as the address of the joint holder first named in the Register; or

(b)	any other address as directed in writing by the holder or joint holders.

133.	Power to make concurrent call

133.1
The directors, when declaring a dividend, may make a call on the members of such amount as they see fit, not exceeding the dividend payable to the member, and payable at the same time as the dividend, with the dividend to be set off against the call.

134.	Dividend reinvestment, bonus share and employee incentive plans

134.1	A general meeting of the Company or the directors may:

(1)	establish 1 or more plans under which some or all members may elect in terms of 1 or more of the following for a period or periods as provided in the plan:

(a)	that dividends to be paid in respect of some or all of the shares held by the members may be satisfied by the issue of fully paid ordinary shares; and

(b)	that dividends are not to be declared or paid in respect of some or all of the shares held by the members, but that the members are to receive an issue of fully paid ordinary shares; and

(2)	vary, suspend or terminate the plan.

134.2	A general meeting of the Company or the directors may:

(1)
establish a plan under which securities may be offered or issued to some or all of the officers or employees of the Company or any related body corporate of the Company whether or not for consideration; or

(2)	vary, suspend or terminate a plan established under rule 134.2(1).

134.3
Any plan has effect in accordance with its terms and the directors must do all things necessary or convenient for the purpose of implementing the plan, including the making of each necessary allotment of securities.

134.4	For the purpose of giving effect to any plan:

(1)	the directors may make any lawful appropriation, capitalisation, application, payment or distribution; and

(2)
the powers of the directors may be exercised even if only some of the members or holders of securities of any class participate in the appropriation, capitalisation, application, payment or distribution.

134.5
In offering opportunities to members, officers or employees to participate in any plan, the directors may give any information that in their opinion may be useful to assist members, officers or employees in assessing the opportunity and making requests to their best advantage.  The directors, the Company and its officers are not responsible for, nor are they obliged to provide, any legal, taxation or financial advice in respect of the choices available to members, officers or employees.

134.6	The directors are under no obligation:

(1)	to admit any member, officer or employee as a participant in any plan; or

(2)	to comply with any request made by a member, officer or employee who is not admitted as a participant in any plan.

134.7
In establishing and maintaining any plan, the directors must act in accordance with the Listing Rules and this constitution, and may exercise the powers conferred on them by the terms of the plan, by this constitution and by the Act.

134.8	Nothing in this rule 134 affects or restricts in any way the rights or powers of the directors under rule 110.

Transactions affecting share capital

135.	Brokerage or commission

[compare section 258C]

135.1	The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up shares in the Company.

135.2	Payments by way of brokerage or commission may be satisfied:

(1)	by the payment of cash;

(2)	by the issue of fully or partly paid shares or other securities; or

(3)	partly by the payment of cash and partly by the issue of fully or partly paid shares or other securities.

Title to and transfer of shares

136.	Entitlement to share and option certificates or statement of holdings and CHESS statements

[compare sections 1070B and 1070C]

136.1	The Company must issue to each member and option holder in the absolute discretion of the directors, either:

(1)	1 or more certificates for the securities held by the person; or

(2)	a statement of holdings as required by the ASTC Settlement Rules.

136.2	Where securities are held jointly by several persons the Company is not bound to issue more than 1 certificate or statement of holdings.

136.3
Delivery of a certificate or statement of holdings of securities may be effected by delivering it personally to the holder or by posting it in a prepaid envelope addressed to the holder at the address shown in the Register or by delivering or posting the certificate or statement in accordance with the written instructions of the holder.  Delivery of a certificate or statement to 1 of several joint holders is sufficient delivery to all of them.

136.4	A certificate must state:

(1)	the name of the Company and the fact that it is registered under the Act;

(2)	the number of the certificate;

(3)	the number and class of shares for which the certificate is issued;

(4)	the amount unpaid on the shares; and

(5)	any other information required by rule 136.6.

136.5
On or before the last date permitted by the Listing Rules or the ASTC Settlement Rules, or if not applicable, within 5 business days after the allotment of securities of the Company or registration of a new holder of securities of the Company, the Company must dispatch a statement of holdings or certificate (as applicable) to the holder of the securities.

136.6	The statement or certificate must show:

(1)	the name of the Company;

(2)	the jurisdiction of incorporation or registration of the Company;

(3)	the name, address and telephone number of the Company's principal security registry with a statement that full terms and conditions of the Company's securities can be obtained from that registry; and

(4)	any other information required by the Listing Rules or the ASTC Settlement Rules to be provided to the holder of the securities.

136.7	The Company must issue:

(1)	certificates for all Restricted Securities; and

(2)	new certificates after a reorganisation of capital of the Company;

at the times and in the manner required by the Listing Rules.

137.	Issuer sponsored holding statements

[compare Listing Rules 8.6 and 8.7]

137.1
If a member on the Issuer Sponsored Subregister asks, the Company must send the member a special transaction statement, and the SRN for the holding.  The statement must set out any changes to the holding since the last routine transaction statement.  The Company may require a reasonable payment for a special transaction statement.  The statement must be sent within 3 business days after receiving the written request and any payment that is required.

137.2
The Company must send a member on the Issuer Sponsored Subregister a statement for a new holding on that subregister within 5 business days after the holding is created.  The statement must include the opening balance of the holding and the SRN for the holding.

137.3
The Company must send each member on the Issuer Sponsored Subregister a routine transaction statement which sets out the changes to the holding since the last routine transaction statement (or opening balance statement) and the SRN for the holding.  The statement must be sent within 5 business days after the end of the month in which there is a change.

138.	Replacement of certificates

[compare section 1070D]

138.1
Subject to the Listing Rules and the ASTC Settlement Rules, if any certificate or other document of title to shares is worn out or defaced, the directors must, upon production to them of the certificate or document, order it to be cancelled and issue within 3 business days after receipt of the worn out or defaced certificate or document a new certificate or document in its place upon the conditions prescribed by the Act.

138.2	Subject to the Listing Rules and the ASTC Settlement Rules, if:

(1)	satisfactory evidence is received by the directors that any certificate or other document of title to shares has been stolen, lost or destroyed and has not been pledged, sold or otherwise disposed of;

(2)	an indemnity and undertaking which the directors think adequate is given; and

(3)	any other steps (including advertising) which the directors think necessary are taken;

a new certificate or document must be issued to the party entitled to the stolen, lost or destroyed certificate or document within 5 business days after those conditions are satisfied.  The Company is entitled to charge for each new certificate or document issued a fee not exceeding the maximum amount permitted by the Act.  The new certificate or document must be clearly endorsed with the words "Issued in replacement of certificate [or document]: number" or such other words as may from time to time be prescribed by the Listing Rules or permitted by ASX.

139.	Recognition of ownership

139.1	Except as required by law, the Company is not bound to recognise a person as holding a share upon any trust.

139.2	The Company is not bound to recognise any equitable, contingent, future or partial interest or any other right in respect of a share except an absolute right of ownership in the registered holder.

139.3	Rule 139.2:

(1)	applies whether or not the Company has notice of the interest or right; but

(2)	does not apply where the Company is bound to recognise the interest or right by another provision of this constitution or by law.

140.	Participation in transfer schemes

140.1
The Company at any time and from time to time may participate in any computerised or electronic share transfer registration or stock market settlement system introduced by or acceptable to ASX or as provided for by the Act or the ASTC Settlement Rules.

140.2	Despite any other provision of this constitution, during any period of participation in a system or scheme referred to in this rule 140:

(1)	the Company, in respect of securities for the time being subject to the system or scheme:

(a)	may cancel any existing securities certificate; and

(b)	is not obliged to issue or replace any securities certificate;

(2)
securities may be transferred and transfers may be registered, in any manner required or permitted by law, the Listing Rules and the ASTC Settlement Rules applying in relation to the system or scheme; and

(3)	the Company must apply and give effect to the Act, the Listing Rules and the ASTC Settlement Rules.

141.	Right to transfer

141.1	Except where required or permitted by law, the Listing Rules, the ASTC Settlement Rules or this constitution, there is no restriction on the transfer of shares.

141.2
Subject to rules 142.1 and 144 the Company and the directors must not in any way prevent, delay or interfere with the generation of a proper ASTC transfer or the registration of a paper-based transfer in registrable form of any securities.

142.	Holding Lock

142.1	The Company may ask ASTC to apply a Holding Lock to prevent a proper ASTC transfer, or refuse to register a paper-based transfer, in any of the following circumstances:

(1)	the Company has a lien on the securities;

(2)	the Company is served with a court order that restricts the holder's capacity to transfer the securities;

(3)
registration of the transfer may break an Australian law and ASX has agreed in writing to the application of a Holding Lock or that the Company may refuse to register a transfer.  The application of the Holding Lock must not breach an ASTC Settlement Rule;

(4)	during the escrow period of Restricted Securities;

(5)	if the transfer is paper-based, the Company is obliged or allowed to refuse to register it under rule 144;

(6)	if the transfer is paper-based, a law related to stamp duty prohibits the Company from registering it;

(7)	the transfer does not comply with the terms of an employee incentive scheme or plan of the Company;

(8)	the holder has agreed in writing to the application of a Holding Lock. The application of the Holding Lock must not breach an ASTC Settlement Rule; or

(9)	the Company is otherwise permitted to do so by the Listing Rules.

142.2
If the Company refuses to register a paper-based transfer under rule 142.1 it must tell the lodging party in writing of the refusal and the reason for it.  The Company must do so within 5 business days after the date on which the transfer was lodged.

142.3
If the Company asks ASTC to apply a Holding Lock under rule 142.1 the Company must tell the holder of the securities in writing of the Holding Lock and the reason for it.  It must do so within 5 business days after the date on which it asked for the Holding Lock.

143.	No documentary evidence required

143.1
The Company must not require a statutory declaration or other document in connection with ownership restrictions of its securities before it will register a paper-based transfer or authorise a proper ASTC transfer.

144.	Refusal to register a transfer

144.1
Where the Company issues new certificates under rule 136.7(2) after a reorganisation of capital, the Company must reject a transfer accompanied by a certificate issued before ASX recognised the reorganisation, as not being in registrable form.

144.2
The Company must refuse to register a paper-based transfer if some or all of the securities involved are reserved for a bidder because the holder has accepted an off-market bid.  However, the Company must register the transfer if:

(1)	the off-market bid is not, or is no longer subject to a defeating condition; and

(2)	the transfer is to or at the direction of the bidder.

145.	Transfer documents and processing

145.1
The transfer document of any security must be in writing in any usual or common form or in any other form which the directors may approve or in such form as is required under the ASTC Settlement Rules and may be comprised of more than 1 document.  If the transfer is a proper ASTC transfer the transfer document must be in a form the directors approve, subject to the ASTC Settlement Rules.

145.2
The transfer document of a security must be effected or validated by or on behalf of the transferor and, except where the transferee is treated by the Act, this constitution, the Listing Rules or the ASTC Settlement Rules as having accepted the shares transferred, must also be effected by the transferee.  The transfer document must be treated as signed by the transferor where it has been validated by the stamp of the transferor's broker in accordance with the Act, and the transfer document must be treated as signed by the transferee where it has been validated by the stamp of the transferee's broker in accordance with the Act.

145.3
All powers of attorney granted by members which may be used for the purpose of transferring shares and which are lodged produced or exhibited to the Company must be treated as between the Company and the grantor of the powers as remaining in full force and may be acted upon until express notice in writing of their revocation or of the death of the grantor is lodged at the Company's registered office or at the Company's share registry.

145.4
The transferor must be treated as remaining the holder of the security until the name of the transferee is entered in the Register in respect of the security and subject to rule 145.6, the date of transfer is governed by the ASTC Settlement Rules.

145.5
Subject to the ASTC Settlement Rules all transfer documents which are registered must be retained by the Company but any transfer document which the directors decline to register, except on the grounds of fraud, must upon demand in writing be returned to the party presenting it.

145.6
If the Company receives a paper-based transfer in registrable form on or after the date on which securities in that class became CHESS Approved Securities, the Company must register the transfer in its Issuer Sponsored Subregister as an uncertificated security holding within 5 business days after the transfer is lodged.

145.7
Despite rule 145.6, if the Company provides a Certificated Subregister, and the securities are securities for which the Listing Rules allow a Certificated Subregister to be provided, the Company may register the transfer on the Certificated Subregister, and must send the certificate to the transferee within 3 business days after the transfer is lodged.

146.	Fees for registration

[compare Listing Rule 8.14]

146.1	The Company must not charge a fee for:

(1)	registering proper ASTC transfers;

(2)	registering paper-based transfer in registrable form; or

(3)	noting transfer forms.

146.2	Despite rule 146.1, the Company may charge a reasonable fee for marking a transfer form or marking a renunciation and transfer form, within 2 business days after the form is lodged.

147.	Period of closure of Register

147.1	Subject to the Listing Rules, the transfer books and the Register may be closed during such times as the directors see fit and the Listing Rules and the ASTC Settlement Rules allow.

148.	Unmarketable parcels

148.1	In this rule 148:

(1)	Marketable Parcel of the relevant securities has the meaning ascribed by the Listing Rules;

(2)
Minimum Sale Price means the weighted average sale price of the relevant securities sold on ASX during a period of 5 consecutive trading days immediately preceding the relevant Notice Date, rounded off to the nearest half cent or, if there are no sales of the relevant securities on ASX during that period the sale price which in the opinion of the directors is a fair and reasonable sale price for the relevant securities immediately prior to the relevant Notice Date;

(3)	Minority Member means the holder of less than a Marketable Parcel of the relevant securities;

(4)	Notice means the written notice given to Minority Members in accordance with rule 148.2;

(5)	Notice Date means the date of the Notice sent by the Company to a Minority Member advising that the Company intends to sell that Minority Member's securities on that member's behalf under rule 148.2;

(6)	Purchaser means the person or persons (including a member or members) to whom the relevant securities are disposed or sold in accordance with rule 148.2; and

(7)	Sale Consideration means the proceeds of any sale or other disposal of the relevant securities of a Minority Member pursuant to this rule 148.

148.2	Subject to the Listing Rules, the Company is entitled to sell securities of a Minority Member on the following conditions:

(1)	the Company must give to the Minority Member a Notice that the Company intends to invoke the power of sale contained in this rule 148;

(2)	the Minority Member must be given at least 6 weeks from the Notice Date in which to advise the Company that the member wishes to retain the member's security holding;

(3)	if the Minority Member advises the Company under rule 148.2(2) that the member wishes to retain the member's security holding, the Company must not sell it; and

(4)	subject to rule 148.2(3), at the expiry of the 6 week period, the Company is entitled to sell any security holding of the Minority Member which is, at the date of sale, less than a Marketable Parcel.

148.3	For the purposes of the sale of securities under this rule 148 each Minority Member:

(1)
appoints the Company as the Minority Member's agent to sell, as soon as practicable after the expiry of the 6 week period after the Notice Date, all of the Minority Member's relevant securities at a price or for a consideration which in the opinion of the directors, has a value not less than the Minimum Sale Price and to receive the Sale Consideration on behalf of the Minority Member; and

(2)
appoints the Company and each of its directors jointly and severally as the Minority Member's attorneys in that member's name and on that member's behalf to effect all transfer documents, deeds or other documents or instruments necessary to transfer the relevant securities from the Minority Member to the Purchaser.

148.4	The Company must bear all costs of and incidental to the sale of security holdings under this rule 148.

148.5
The Purchaser is not bound to see to the regularity of the actions and proceedings of the Company under this rule 148 or to the application of the Sale Consideration in respect of a Minority Member's relevant securities.  After the Purchaser's name is entered in the Register in respect of the relevant securities the validity of the sale or other disposal may not be impeached by any person and the remedy of any person aggrieved by the sale or other disposal is in damages only and against the Company exclusively.  The title of the Purchaser is not affected by any irregularity or invalidity in connection with the sale or disposal of the relevant securities to the Purchaser.

148.6	Subject to this rule 148, with respect to the receipt and payment of the Sale Consideration:

(1)	the Sale Consideration must be received by the Company and paid by the Company to the Minority Member or as that member may direct;

(2)	the Sale Consideration received by the Company must be paid into a bank account opened and maintained by the Company for that purpose only;

(3)	the Company must hold the Sale Consideration in trust for the Minority Members whose securities are sold under this rule 148 pending distribution of the Sale Consideration;

(4)	the Company must as soon as practicable after the sale of securities of Minority Members, and to the extent that it may reasonably do so, distribute the Sale Consideration; and

(5)	the provisions of the Act and any other applicable legislation dealing with unclaimed money apply to any Sale Consideration unable to be distributed by the Company for any reason.

148.7
The Sale Consideration must not be sent to a Minority Member until the Company receives any certificate relating to the securities which have been sold (or is satisfied that the certificate has been lost or destroyed).

148.8	This rule 148 may be invoked only once in any 12 month period.

148.9
The power to sell in this rule 148 lapses following the announcement of a takeover offer or the making of a takeover announcement.  However, despite rule 148.8, the procedure provided in this rule 148 may be started again after the close of the offers made under the takeover offer or takeover announcement.

149.	Transmission of shares

[compare replaceable rules 1072A, 1072B and 1072D and section 1072C]

149.1
If a shareholder who does not own shares jointly dies, the Company will recognise only the personal representative of the deceased shareholder as being entitled to the deceased shareholder's interest in the shares.

149.2
If the person entitled to shares as the personal representative of a deceased shareholder or because of the bankruptcy or mental incapacity of a shareholder (successor) gives the directors the information they reasonably require to establish the successor's entitlement to be registered as holder of the shares:

(1)	the successor may:

(a)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(2)
the successor, whether or not registered as the holder of the shares, is entitled to the same rights, and is subject to the same liabilities, as if the successor were registered as holder of the shares.

149.3	On receiving an election under rule 149.2(1)(a), the Company must register the successor as the holder of the shares.

149.4	A transfer under rule 149.2(1)(b) is subject to the same rules (for example, about entitlement to transfer and registration of transfers) as apply to transfers generally.

149.5
If a shareholder who owns shares jointly dies, the Company will recognise only the survivor as being entitled to the deceased shareholder's interest in the shares.  The estate of the deceased shareholder is not released from any liability in respect of the shares.

149.6	This rule 149 has effect subject to the Bankruptcy Act 1966.

150.	Procedure for forfeiture

150.1
If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment or fails to pay any money payable under rule 115 the directors may while any part of the call or instalment or other money remains unpaid serve a notice on the member requiring payment of so much of the call or instalment or other money as is unpaid together with any interest that has accrued.

150.2	The notice must:

(1)	appoint a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and

(2)	state that, in the event of non-payment at or before the day appointed, the shares in respect of which the call was made will be liable to be forfeited.

150.3
If the requirements of a notice served under rule 150.1 are not complied with, any share in respect of which the notice has been given may, unless the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

150.4	The forfeiture includes all dividends declared or payable in respect of the forfeited share and not actually paid before the forfeiture.

150.5
The Company may, subject to the Act and the Listing Rules, sell a forfeited share or otherwise dispose of it on terms and in a manner the directors see fit and where the ASTC Settlement Rules apply the directors and the Company have authority to do whatever is necessary or appropriate under the ASTC Settlement Rules to effect the transfer.

150.6	The directors may at any time before a forfeited share has been sold or otherwise disposed of, annul the forfeiture upon conditions they see fit.

150.7
A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but (unless the ordinary shareholders resolve otherwise) remains liable to pay and must immediately pay to the Company all calls, instalments, interest and expenses owing on or payable in respect of the shares at the time of forfeiture together with interest from the time of forfeiture until payment at the rate determined by the directors.  The directors may enforce payment of the money as they see fit but are not under any obligation to do so.

150.8
A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated is prima facie evidence of the facts stated as against all persons claiming to be entitled to the share.

150.9
The provisions of this constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

151.	Transfer of forfeited share

151.1
The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

151.2	Upon the execution of the transfer, the transferee is entitled to be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

151.3	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

Execution of documents

152.	Common seal

152.1	The Company may, but need not, have a common seal.

153.	Share seal

[compare section 123(2)]

153.1	The Company may have a duplicate common seal. It must be a copy of the common seal with the words duplicate seal, share seal or certificate seal added.

153.2	Any certificate may be issued under the share seal.

153.3
The signature of any director or company secretary and the share seal may be fixed to a certificate by some mechanical or other means but if the signatures are fixed by mechanical or other means, the certificate must bear evidence of examination by the auditor, or other person appointed for that purpose by the Company.

153.4
For the purposes of rules 153.2 and 153.3 certificate means a certificate in respect of shares, debentures, registered unsecured notes, convertible notes, certificates of debenture or any certificate or other document evidencing any options or rights to take up shares or other interests in the Company.

154.	Use of common seal

[compare sections 127(2) and 129(6)]

154.1	If the Company has a common seal the directors must provide for its safe custody.

154.2	The common seal may not be fixed to any document except by the authority of a resolution of the directors or of a committee of the directors duly authorised by the directors.

154.3	The Company executes a document with its common seal if the fixing of the seal is witnessed by:

(1)	2 directors of the Company;

(2)	a director and a company secretary of the Company; or

(3)	a director and any other person authorised by the directors for that purpose.

155.	Execution of documents without common seal

[compare sections 127(1) and 129(5)]

155.1	The Company may execute a document without using a common seal if the document is signed by:

(1)	2 directors of the Company; or

(2)	a director and a company secretary of the Company.

156.	Execution of document as a deed

[section 127(3)]

156.1	The Company may execute a document as a deed if the document is expressed to be executed as a deed and is executed in accordance with rule 154 or rule 155.

157.	Execution – general

[compare sections 129(5), 129(6) and 127(4)]

157.1	The same person may not sign in the dual capacities of director and secretary.

157.2
A director may sign any document as director, with or without the common seal, although the document relates to a contract, arrangement, dealing or other transaction in which he or she is interested and his or her signature complies with the requirements of this constitution as to execution despite his or her interest.

157.3	Rules 154 and 155 do not limit the ways in which the directors may authorise documents (including deeds) to be executed on behalf of the Company.

Inadvertent omissions

158.	Formalities omitted

[compare section 1322]

158.1
If some formality required by this constitution is inadvertently omitted or is not carried out the omission does not invalidate anything, including any resolution, which but for the omission would have been valid unless it is proved to the satisfaction of the directors that the omission has directly prejudiced any member financially.  The decision of the directors is final and binding on all members.

Notices

159.	Notices other than notices of meeting

159.1
Any notice by the Company to a member, including a notice in connection with a call or forfeiture, may be given in the same way as a notice of meeting may be given under rule 71, and the time the notice is taken to be given is the same as provided in the case of a notice of meeting by rule 72.

159.2
The references in rule 70.2 to notices to persons entitled to a share in consequence of the death or bankruptcy of a member, and in rule 119.1(5) to notices to joint holders of a share apply to any notice given by the Company.

Winding up

160.	Shareholders' rights on distribution of assets

160.1
If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set the value the liquidator considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

160.2
The liquidator may, with the sanction of a special resolution, vest the whole or any part of the property referred to in rule 160.1 in trustees upon trusts for the benefit of the contributories that the liquidator sees fit, but so that no member is compelled to accept any shares or other securities on which there is any liability.

160.3
If the Company ceases to carry on business within 12 months after its incorporation, shares issued for cash rank in the distribution, to the extent of the capital contributed by subscribing shareholders, in priority to shares issued to vendors or promoters or both for consideration other than cash.

161.	Remuneration of liquidator

161.1
The Company in general meeting must not fix the remuneration to be paid to a liquidator pursuant to the Act unless at least 14 days' notice of the meeting has been given to the members and the notice has specified the amount of the proposed remuneration of the liquidator.

Partial takeovers

162.	Partial takeovers

[compare section 648D]

162.1	In this rule 162:

(1)	proportional takeover scheme means a proportional takeover bid as defined in section 9 of the Act and regulated by section 648D of the Act;

(2)	relevant day in relation to a takeover scheme means the day that is the 14th day before the end of the period during which the offers under the takeover scheme remain open; and

(3)	a reference to a person associated with another person has the meaning given to that expression by Division 2 of Part 1.2 of the Act.

162.2	Where offers have been made under a proportional takeover scheme in respect of shares included in a class of shares in the Company:

(1)
other than where a transfer is effected in accordance with the takeover provisions (if any) under the ASTC Settlement Rules, the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the takeover scheme is prohibited unless and until a resolution (in this rule 162.2 referred to as an approving resolution) to approve the takeover scheme is passed in accordance with this rule 162;

(2)
a person (other than the offeror or a person associated with the offeror) who, as at the end of the day on which the first offer under the takeover scheme was made, held shares in that class is entitled to vote on an approving resolution and, for the purpose of so voting, is entitled to 1 vote for each of the shares;

(3)	an approving resolution must be voted on at a meeting, convened and conducted by the Company, of the persons entitled to vote on the resolution; and

(4)
an approving resolution that has been voted on, is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than 1/2, and otherwise is taken to have been rejected.

162.3
The provisions of this constitution that apply in relation to a general meeting of the Company apply with any modifications the circumstances require, in relation to a meeting that is convened pursuant to this rule 162 as if the last mentioned meeting were a general meeting of the Company.

162.4
Where takeover offers have been made under a proportional takeover scheme then the directors must ensure that a resolution to approve the takeover scheme is voted on in accordance with this rule 162 before the relevant day in relation to the takeover scheme.

162.5	Where a resolution to approve a takeover scheme is voted on in accordance with this rule 162, the Company must, on or before the relevant day in relation to the takeover scheme:

(1)	give to the offeror; and

(2)	serve on each notifiable securities exchange in relation to the Company;

a notice in writing stating that a resolution to approve the takeover scheme has been voted on and that the resolution has been passed, or has been rejected, as the case requires.

162.6
Where, at the end of the day before the relevant day in relation to a proportional takeover scheme under which offers have been made, no resolution to approve the takeover scheme has been voted on in accordance with this rule 162, a resolution to approve the takeover scheme must, for the purposes of this rule 162, be treated as having been passed in accordance with this rule 162.

162.7	Where a resolution to approve a proportional takeover scheme is voted on in accordance with this rule 162 before the relevant day in relation to the takeover scheme and is rejected, then:

(1)
despite section 652A of the Act, all offers under the takeover scheme that have not, as at the end of the relevant day, been accepted, and all offers under the takeover scheme that have been accepted and from whose acceptance binding contracts have not, at the end of the relevant day, resulted, must be treated as withdrawn at the end of the relevant day; and

(2)	a person who has accepted an offer made under the takeover scheme is entitled to rescind the contract (if any) resulting from that acceptance.

162.8	Nothing in this rule 162 authorises the Company to interfere with any takeover transfer procedures contained in the ASTC Settlement Rules.

162.9	This rule 162 ceases to have effect on the 3rd anniversary of the date of its adoption or of its most recent renewal.

Listing Rules

163.	Restricted Securities

163.1	Despite any other provision in this constitution:

(1)	the Company must comply with and enforce a restriction agreement and enforce this constitution to ensure compliance with the requirements of the Listing Rules or ASX for Restricted Securities;

(2)	Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASX;

(3)	the Company must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period except as permitted by the Listing Rules or ASX; and

(4)
during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

164.	Paramount effect of Listing Rules

164.1	While the Company remains on the Official List, the following provisions apply:

(1)	despite anything contained in this constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(2)	nothing contained in this constitution prevents an act being done that the Listing Rules require to be done;

(3)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(4)	if the Listing Rules require this constitution to contain a provision and it does not contain such a provision this constitution must be treated as containing that provision;

(5)	if the Listing Rules require this constitution not to contain a provision and it contains such a provision, this constitution must be treated as not containing that provision; and

(6)	if any provision of this constitution is or becomes inconsistent with the Listing Rules, this constitution must be treated as not containing that provision to the extent of the inconsistency.

164.2
Where any rule, or provision in any rule, is expressed to be subject to the Listing Rules or contains words to the same effect, the rule or provision is only subject to the provisions of the Listing Rules while the Company remains on the Official List.